                                                          OMB APPROVAL
                                                 -------------------------------
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                                                 Expires:      February 28, 2006
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14A-12

                                  LOUDEYE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)    Total fee paid:

--------------------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:

--------------------------------------------------------------------------------
2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
3)    Filing Party:

--------------------------------------------------------------------------------
4)    Date Filed:

--------------------------------------------------------------------------------

SEC 1913 (11-01)

PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

                                 [LOUDEYE LOGO]
                           1130 RAINIER AVENUE SOUTH
                           SEATTLE, WASHINGTON 98144


April 15, 2005


Dear Stockholder:


     You are cordially invited to the annual meeting of stockholders of Loudeye Corp., to be held at Edgewater Hotel, 2411 Alaskan Way, Pier 67, Seattle, Washington 98121, on Friday, May 20, 2005, at 2:30 p.m., Pacific Time.


     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the annual meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of Loudeye Corp. We look forward to seeing you at the annual meeting.

                                          Sincerely,

                                          /s/ Michael A. Brochu
                                          Michael A. Brochu
                                          President and Chief Executive Officer

                                 [LOUDEYE LOGO]
                           1130 RAINIER AVENUE SOUTH
                           SEATTLE, WASHINGTON 98144

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 20, 2005



     The Annual Meeting of Stockholders (the "Annual Meeting") of Loudeye Corp. ("Loudeye") will be held at Edgewater Hotel, 2411 Alaskan Way, Pier 67, Seattle, Washington 98121, on Friday, May 20, 2005, at 2:30 p.m. (Pacific Time) for the following purposes:


     1. To elect two (2) Class II directors to hold office for a three-year term and until their respective successors are elected and qualified;

     2. To approve an amendment to the Amended and Restated Certificate of Incorporation to effect a stock combination (reverse stock split) of the Common Stock in a ratio of one-for-two, one-for-three, one-for-four, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine or one-for-ten, if and as determined by the Board of Directors, at any time before the 2006 Annual Meeting of Stockholders;

     3.  To approve the 2005 Incentive Award Plan;

     4. To approve an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 shares;

     5. To ratify the selection of Moss Adams LLP as Loudeye's registered public accountants for the fiscal year ending December 31, 2005; and

     6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on March 25, 2005 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection by any stockholder, for any purpose relating to the meeting, at Loudeye's headquarters located at 1130 Rainier Avenue South, Seattle, Washington 98144 during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ Michael A. Brochu
                                          Michael A. Brochu
                                          President and Chief Executive Officer

Seattle, WA

April 15, 2005


                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Proxy Statement for the 2005 Annual Meeting of
  Stockholders..............................................     1
Purpose of Meeting..........................................     1
Voting Rights and Solicitation of Proxies...................     1
  Record Date, Voting Rights and Outstanding Shares.........     1
  Solicitation..............................................     1
  Voting Procedures.........................................     1
  Voting of Proxies.........................................     2
  Revocation of Proxies.....................................     2
PROPOSAL 1 ELECTION OF DIRECTORS............................     3
CORPORATE GOVERNANCE........................................     5
  Board of Directors........................................     5
  Independence of the Board of Directors....................     5
  Executive Sessions........................................     5
  Committees, Charters and Policies.........................     5
  Stockholder Communications with the Board of Directors....     7
  Recommendations for Director..............................     7
  Certain Relationships and Related Transactions............     8
BENEFICIAL OWNERSHIP OF COMMON STOCK........................    10
  Section 16(a) Beneficial Ownership Compliance.............    11
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND
  OFFICERS..................................................    11
  Compensation Arrangements with Directors..................    11
  Information on Executive Officers.........................    12
  Summary Compensation Table................................    13
  Employment and Related Agreements.........................    14
  Stock Option Grants.......................................    16
  Stock Option Exercises and Holdings.......................    17
  Description of Equity Compensation Plans..................    18
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....    18
  Compensation Committee Interlocks and Insider
     Participation..........................................    21
PERFORMANCE GRAPH...........................................    22
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF
  INCORPORATION TO EFFECT ONE OF THE REVERSE STOCK SPLITS...    23
PROPOSAL 3 APPROVAL OF THE 2005 INCENTIVE AWARD PLAN........    27
PROPOSAL 4 AMENDMENT TO CERTIFICATE OF INCORPORATION TO
  INCREASE AUTHORIZED COMMON STOCK..........................    33
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT
  REGISTERED PUBLIC ACCOUNTANTS.............................    35
AUDIT MATTERS
  Report of the Audit Committee.............................    35
  Independent Registered Public Accountants Fees............    36
  Audit Committee Pre-approval Policies.....................    37
FUTURE STOCKHOLDER PROPOSALS; OTHER MATTERS.................    38
  Annex A Certificate of Amendment to Certificate of
     Incorporation..........................................   A-1
  Annex B Incentive Award Plan..............................   B-1
  Annex C Certificate of Amendment to Certificate of
     Incorporation..........................................   C-1

                                 LOUDEYE CORP.
                           1130 RAINIER AVENUE SOUTH
                           SEATTLE, WASHINGTON 98144

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 20, 2005



     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Loudeye Corp., a Delaware corporation, for the Annual Meeting of Stockholders to be held at Edgewater Hotel, 2411 Alaskan Way, Pier 67, Seattle, Washington 98121, on Friday, May 20, 2005, at 2:30 p.m. (Pacific Time), and at any adjournment or postponement of the Annual Meeting.


     Loudeye expects that this Proxy Statement and the accompanying proxy will first be mailed to stockholders on or about April 15, 2005. Loudeye's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC is included within the Annual Report to Stockholders being mailed to Loudeye's stockholders of record with this Proxy Statement. This Proxy Statement is also available to stockholders without charge upon written request addressed to Corporate Secretary, Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington 98144.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES

     Only stockholders of record at the close of business on March 25, 2005 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 112,062,585 shares of common stock, $0.001 par value (the "Common Stock") of Loudeye. Each stockholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either in person or by proxy.

SOLICITATION

     The enclosed proxy relating to the Annual Meeting is solicited on behalf of the Board and the cost of such solicitation will be borne by Loudeye. Certain of the officers and regular employees of Loudeye may solicit proxies by correspondence, telephone or in person, without extra compensation. Loudeye may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of the securities held by them. Loudeye has also retained The Altman Group to assist in soliciting proxies with respect to shares of Common Stock held of record by brokers, nominees and institutions. Loudeye does not anticipate that the costs of such proxy solicitation firm will exceed $10,000, plus its out-of-pocket fees and expenses.

VOTING PROCEDURES

     The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by Loudeye. A quorum, consisting of a majority of all stock issued, outstanding and entitled to vote at the Annual Meeting, will be required to be present in person or by proxy for the transaction of business at the Annual Meeting and any adjournment thereof. If a quorum is not present, a majority of the votes properly cast will adjourn the meeting.

     Abstentions will have no effect on the outcome of the vote for the election directors even though the stockholder so abstaining may intend a different interpretation. Abstentions will be counted towards the tabulation of votes cast on other proposals presented to the stockholders and will have the same effect as negative votes. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be voted in the election of directors or any other matter. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote (known as a "broker non-vote") on any matter will be counted towards a quorum, but will not be not counted for any purpose in determining whether a matter has been approved.

VOTING OF PROXIES

     General. The enclosed proxy, if executed and returned, will be voted as directed on the proxy.

     Proxies Without Voting Instructions. Proxies that are properly signed and dated but which do not contain voting instructions will be voted "FOR" the election of the nominees as directors and "FOR" Proposal Nos. 2, 3, 4 and 5. If any other matters shall properly come before the Annual Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment.

     Voting Shares Held Through Broker By Proxy. If your shares of Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under applicable rules, on which your broker may vote shares held in "street name" in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Loudeye believes the election of directors and Proposals No. 2, 4 and 5 will be considered routine, and therefore brokers can vote in favor each of Loudeye's nominees for director and in favor of Proposals No. 2, 4 and 5 in the absence of instructions. Loudeye believes Proposal No. 3 will not be considered routine, and therefore brokers will not vote on such proposals in the absence of specific instructions.

     Voting Of Shares Held Through Broker In Person. If your shares of Common Stock are held by your broker in a name other than yours and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a stockholder of Loudeye, authorizing you to act on behalf of the nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

     Other Matters. If you sign and return the enclosed proxy card, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in Loudeye's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or Bylaws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Loudeye's management does not presently know of any other matters to be brought before the Annual Meeting.

REVOCATION OF PROXIES

     Signing the enclosed proxy card will not prevent a record holder from voting in person at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:

     - filing with Loudeye's corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

     - authorizing a later dated proxy (by executing a proxy) relating to the same shares and delivering it to Loudeye before the vote at the Annual Meeting; or

     - attending the Annual Meeting and voting in person, although attendance at the meeting will not by itself constitute a revocation of the proxy.

     Record holders should send any written notice of revocation or subsequent proxy addressed to Corporate Secretary, Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington 98144, or hand deliver the notice of revocation or subsequent proxy to the corporate secretary or its representative before the vote at the Annual Meeting.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Pursuant to Loudeye's Certificate of Incorporation, Loudeye's Board is divided into three classes -- Class I, II and III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his successor is elected and qualified or until the earlier of his death, resignation or removal. In accordance with the Certificate of Incorporation, Class I directors are to be elected at the annual meeting in 2007, Class II directors are to be elected at the 2005 Annual Meeting and Class III directors are to be elected at the annual meeting in 2006. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies which would have been voted for the original director candidate will be cast for the substitute candidate.

     Two Class II directors are to be elected to the Board at the 2005 Annual Meeting, to serve until the annual meeting of stockholders to be held in 2008 and until their successors have been elected and qualified, or until the earlier of their death, resignation or removal.

NOMINEES

     The nominees for election as the Class II Directors are Anthony Bay and Kurt Krauss. The nominees are presently serving as directors of Loudeye. Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for Messrs. Bay and Krauss (by writing Mr. Bay's and/or Mr. Krauss' name where indicated on the proxy) will be voted (unless Mr. Bay and/or Mr. Krauss is unable or unwilling to serve) FOR the election of Mr. Bay and Mr. Krauss. The Board knows of no reason why Mr. Bay or Mr. Krauss would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of another nominee designated by the Nominating and Governance Committee of the Board.

     The information below sets forth the current members of the Board, including the nominees for Class II Directors:


                                                  CLASS OF                                       DIRECTOR
NAME                                        AGE   DIRECTOR         PRINCIPAL OCCUPATION           SINCE
----                                        ---   --------         --------------------          --------
Jason S. Berman(2)........................  67        I      Chairman Emeritus, International      2005
                                                             Federation of Phonographic
                                                             Industries
Johan C. Liedgren(1),(2),(3)..............  40        I      Chief Executive Officer, Honkworm     1998
                                                             International
Anthony J. Bay............................  49       II      Chairman of the Board, Loudeye        2000
                                                             Corp.
Kurt R. Krauss(1),(2),(3).................  55       II      Chief Executive Officer, Sachem       2003
                                                             Investments LLC
Michael A. Brochu.........................  51      III      President and Chief Executive         2003
                                                             Officer, Loudeye Corp.


---------------

(1) Member of Loudeye's Compensation Committee

(2) Member of Loudeye's Audit Committee

(3) Member of Loudeye's Nominating and Governance Committee

CLASS I DIRECTOR CONTINUING IN OFFICE UNTIL 2007 ANNUAL MEETING OF STOCKHOLDERS:


  JASON S. BERMAN



     Mr. Berman has served as a director since April 2005. Since January 2005, Mr. Berman has served as Chairman Emeritus of the International Federation of Phonographic Industries, or IFPI, the trade organization of the international recording industry whose members comprise more than 1,500 record producers and distributors worldwide. From January 1999 to December 2004, Mr. Berman served as Chairman and CEO of the IFPI. Prior to joining IFPI, Mr. Berman served as President of the Recording Industry Association of America, RIAA, beginning in 1987, and as Chairman beginning in 1992, positions he held through May 1998. Mr. Berman also served as Special Counsel for Trade to President Clinton in the fall of 1998. Since February 2005, he has served on the Board of Musicloads, a music download service company. Mr. Berman holds a Masters Degree from Northwestern University.


  JOHAN C. LIEDGREN

     Mr. Liedgren has served as a member of the Board since April 1998. Since October 1997, Mr. Liedgren has served as Chief Executive Officer of Honkworm International, an entertainment consulting company. From January 1994 to August 1997, he worked for Microsoft Corporation in several positions, most recently as Director of Channel Policy. Mr. Liedgren is an advisor and investor in several technology companies both in the U.S. and in Europe. Mr. Liedgren attended the University of Stockholm in Sweden.

CLASS II DIRECTOR NOMINEES TO SERVE AS DIRECTORS FOR A TERM EXPIRING AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS:

  ANTHONY J. BAY

     Mr. Bay has served as a director since April 2000 and as Chairman of the Board since March 2003. Mr. Bay also served as Loudeye's Chief Strategy Officer from October 2003 to October 2004. Mr. Bay is a private venture capital investor and advisor to technology companies and serves on the boards of CMGI, Inc. and Active 24(UK) Ltd. From April 1994 to April 2000, Mr. Bay worked for Microsoft Corporation, last serving as Vice President and General Manager of Microsoft's Digital Media Division and a member of Microsoft's executive staff. Mr. Bay holds a B.A. from the University of California at Los Angeles and an M.B.A. from San Jose State University.

  KURT R. KRAUSS

     Mr. Krauss has served as a director since September 2003. Mr. Krauss is the founder of Sachem Investments LLC, a private investment firm in Greenwich, Connecticut, and serves on several for-profit and not-for-profit boards of directors. He was Chief Financial Officer of Burson-Marsteller, the world's largest public relations and marketing communications firm, from 1997 to 2000. Prior to Burson-Marsteller, Mr. Krauss co-founded the Mead Point Group, a management consulting firm, which was acquired by Young & Rubicam in 1997. From 1978 until 1992, Mr. Krauss was a partner at Booz, Allen & Hamilton, where he was the global leader of the firm's Service Operations Practice and served for three years on the firm's board of directors. Mr. Krauss holds a Masters degree from Carnegie Mellon University.

CLASS III DIRECTOR CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING OF
STOCKHOLDERS:

  MICHAEL A. BROCHU

     Mr. Brochu has served as Loudeye's President and Chief Executive Officer since January 31, 2005, and as a director since December 2003. From November 1997 to November 2004, Mr. Brochu served as the President and Chief Executive Officer of Primus Knowledge Solutions, Inc. ("Primus"), a publicly traded software company. From November 1998 to November 2004, Mr. Brochu also served as Chairman of the Board of Directors of Primus. Mr. Brochu was President and Chief Operating Officer of Sierra On-Line, Inc., an interactive software publisher, from June 1994 until October 1997. Mr. Brochu currently serves on the board of directors of Art Technology Group, Inc. (ATG), an e-commerce software provider, Emphysis

Medical Management, a medical billing and physicians' service firm, Allrecipes.com, Inc., a leading online food site, and the Washington Software Alliance (WSA), the largest technology trade association in Washington State. Mr. Brochu also sits on the advisory board of Voyager Capital, a venture capital firm. Mr. Brochu holds a B.B.A. from the University of Texas, El Paso.

VOTE REQUIRED

     If a quorum is present and voting, the two nominees for Class II directors receiving the highest number of votes will be elected as Class II directors. Abstentions and broker non-votes have no effect on the vote.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CLASS II DIRECTOR NOMINEES PROPOSED ABOVE.

                              CORPORATE GOVERNANCE

BOARD OF DIRECTORS

     The Board has responsibility for establishing broad corporate policies and reviewing Loudeye's overall performance. The Board's primary responsibility is to oversee the management of Loudeye and, in so doing, to serve the best interests of Loudeye and its stockholders. The Board met 13 times during the fiscal year ended December 31, 2004 in regular and special meetings. Each director attended all regularly scheduled meetings and at least 78% of the special meetings of the Board and Board committees of which he was a member.

     Loudeye, as a matter of policy, encourages the directors to attend meetings of stockholders. All of the nominees for election as director who were directors at the time of the last stockholder meeting in July 2004 attended that meeting.

INDEPENDENCE OF THE BOARD OF DIRECTORS


     After review of all relevant transactions or relationships between each director, or any of his family members, and Loudeye, the senior management of Loudeye and its independent registered public accounting firm, the Board has affirmatively determined that Messrs. Berman, Krauss and Mr. Liedgren are independent directors within the meaning of the Nasdaq listing standards.



EXECUTIVE SESSIONS


     The independent directors of the Board will meet at least twice annually in executive sessions outside the presence of non-independent directors and management.

COMMITTEES, CHARTERS AND POLICIES

     Congress enacted the Sarbanes-Oxley Act of 2002 in July 2002. Since that time, the Securities and Exchange Commission and the Nasdaq Stock Market have adopted a number of new rules to implement that law affecting many aspects of the corporate governance of publicly traded companies. Loudeye must be in compliance with a number of those rules, including rules on the composition and powers of the full Board of Directors and of the three standing committees described below.

     The Board believes that good corporate governance is important to ensure that Loudeye is managed for the long-term benefit of its stockholders. The Board has reviewed Loudeye's corporate governance policies to comply with the new rules, including the requirements of Sarbanes-Oxley and the Nasdaq Stock Market. Following are Loudeye's key corporate governance policies or charters:

     - Charter for the Audit Committee comprised of independent directors;

     - Charter for the Compensation Committee comprised of independent directors;

     - Charter for the Nominating and Governance Committee comprised of independent directors; and

     - Code of Ethics, applicable to all officers, directors and employees of Loudeye.

     The Charters of the Committees, which have been adopted by the Board, are available on the corporate governance section of Loudeye's website (http://www.loudeye.com/en/aboutus/corpgovernance.asp).

     Audit Committee. The Audit Committee met 11 times in 2004. All members of the Audit Committee are independent in accordance with the Nasdaq listing requirements and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Audit Committee is generally responsible for:

     - Appointing, compensating, retaining and overseeing Loudeye's independent registered public accounting firm;

     - Reviewing Loudeye's independent registered public accounting firm's independence and qualifications;

     - Reviewing Loudeye's annual and interim reports to the SEC, including the financial statements and the "Management's Discussion and Analysis" portion of those reports;

     - Reviewing Loudeye's audit policies;

     - Reviewing before issuance Loudeye's news releases regarding annual and interim financial results and discussing with management any related earnings guidance that may be provided to analysts and rating agencies;

     - Discussing Loudeye's audited financial statements with management and the independent registered public accounting firm; and

     - Reviewing and discussing the adequacy of both Loudeye's internal accounting controls and other factors affecting the integrity of Loudeye's financial reports with management and Loudeye's independent registered public accounting firm.

     The Board has determined that all members of Loudeye's Audit Committee are financially literate and have financial management expertise, as the Board has interpreted such qualifications in its business judgment. In addition, the Board has determined that Kurt R. Krauss, the Chairman of the Audit Committee, is an audit committee financial expert as defined in Item 401 of Regulation S-K under the Securities Exchange Act of 1934.


     Compensation Committee. The Compensation Committee met five times in 2004. All members of the Compensation Committee are independent. The Compensation Committee is generally responsible for:


     - Reviewing and approving Loudeye's goals and objectives relevant to compensation of executive officers including the CEO;

     - Evaluating the CEO's performance in light of those goals and objectives;

     - Setting the compensation of the CEO and other executive officers;

     - Making recommendations to the Board regarding incentive compensation plans and equity-based plans for all executive officers;

     - Developing and implementing a long term strategy for employee compensation; and

     - Administering and making grants under Loudeye's incentive compensation plans and equity-based plans to the extent that such functions are delegated to the Compensation Committee.

     Nominating and Governance Committee. The Nominating and Governance Committee met two times in 2004. All members of the Nominating and Governance Committee are independent in accordance with Nasdaq listing requirements. The Nominating and Governance Committee is generally responsible for:

     - Overseeing the annual evaluation of the Board's effectiveness;

     - Identifying individuals qualified to become Board members;

     - Recommending persons to be nominated by the Board for election of directors at the annual meeting of stockholders; and

     - Reviewing and advising the Board on the corporate governance principles and policies applicable to Loudeye.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

     Stockholders may communicate directly with the Board. All communications should be directed to Loudeye's corporate secretary at Corporate Secretary, 1130 Rainier Avenue South, Seattle, Washington 98144, and should prominently indicate on the outside of the envelope that it is intended for the Board, or for non-management directors. Each communication intended for the Board and received by the corporate secretary will be sent periodically, but in any event prior to each regularly-scheduled Board meeting, to the specified party following its clearance through normal security procedures. The communication will not be opened, but rather will be forwarded unopened to the intended recipient.

RECOMMENDATIONS FOR DIRECTOR

     The Nominating and Governance Committee has developed a list of criteria, which is discussed below, that are considered, along with other factors, in its evaluation of candidates for nomination as director. To comply with regulatory requirements, a majority of Board members must qualify as independent members under the rules of the Nasdaq Stock Market, and at least one member of the Audit Committee must be an expert in financial matters. The Nominating and Governance Committee will consider all candidates properly recommended to the Committee and will evaluate each of them, including incumbents, based on the same criteria.

     Stockholders of record of Loudeye may recommend director candidates for inclusion in the slate of nominees that the Board recommends to stockholders for election. The Nominating and Governance Committee will review the qualifications of recommended candidates. If the Committee determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, his or her name will be included in Loudeye's proxy card for the stockholder meeting at which his or her election is recommended.

     Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names and other information detailed below in writing to: Corporate Secretary, Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington, 98144. The Nominating and Governance Committee will consider a submission of a stockholder candidate only if the submission is delivered to, or mailed and received at, the above address not earlier than 90 days and not later than 60 days before the anniversary date of the prior year's annual meeting of stockholders; provided, however, that in the event that (i) the date of the annual meeting is more than 30 days prior to or more than 60 days after the anniversary date of the prior year's annual meeting, and (ii) less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, for the submission by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the day on which such notice of the meeting was mailed or such public disclosure was made. Since the date of the annual meeting is more than 30 days prior to the anniversary date of the prior year's annual meeting, the Nominating and Governance Committee has established April 15, 2005 as the deadline for the submission of potential director candidates by stockholders. A stockholder's submission of a potential director candidate must include the following information as to each person whom the stockholder proposes to be nominated for election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person for the five years preceding the date of the submission, and (c) the class and number of shares of Loudeye stock which are beneficially owned by such person. Such submission must also include the nominee's written consent to be named in the proxy statement as a nominee. The Nominating and Governance Committee will evaluate candidates recommended by stockholders by following the same process, and applying the same criteria, as for candidates submitted by Board members or by other persons.

     The process followed by the Nominating and Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the Board. In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Governance Committee will apply such criteria as it determines to be relevant, including, but not necessarily limited to, the following:

     - experience;

     - judgment;

     - diversity;

     - ability and willingness to devote the necessary time;

     - familiarity with domestic and/or international markets, all in the context of an assessment of the perceived needs of Loudeye; and

     - a reputation for integrity, honesty and adherence to high ethical standards.

     The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Loudeye believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  EMPLOYMENT AND INDEMNIFICATION AGREEMENTS WITH EXECUTIVE OFFICERS

     Loudeye has entered into employment agreements or letters with each of its executive officers, including Messrs. Bay, Brochu, Madden and Stevens, and certain other officers and employees. Loudeye has also entered into indemnification agreements with each of its directors, current executive officers and certain other officers. For additional information regarding these employment and indemnification agreements, see "Contractual Arrangements with Executive Officers -- Employment Agreements and Related Arrangements."

  STREAMPIPE MERGER AGREEMENT

     In November 2002, Loudeye entered into a merger agreement pursuant to which it acquired TT Holding Corp., also known as Streampipe. Pursuant to the merger agreement, Loudeye issued the former stockholders of Streampipe shares of Common Stock and unsecured promissory notes bearing interest at 5 percent per annum, in an aggregate original principal amount of $1,059,435. The notes were redeemable by Loudeye in the form of Common Stock if it met certain conditions, including that Loudeye not be in default under the notes and Loudeye's Common Stock was listed on a principal exchange or on Nasdaq. Subsequent to the acquisition of Streampipe, Mr. Kurt Krauss and Mr. James Kuster joined the Board. Each of Mr. Krauss and Mr. Kuster were significant beneficial owners of shares in Streampipe before the merger. In December 2003, Loudeye redeemed all of the notes, including the notes held beneficially by Mr. Krauss and Mr. Kuster, at a redemption price of $1.76 per share. The number of shares issued upon redemption was calculated by dividing the principal and all accrued interest due under the notes as of the date of redemption by the average of the last sale price of Loudeye's Common Stock for the 30 trading days preceding January 1, 2004. Mr. Krauss' individual retirement account and a related entity received 129,361 shares upon redemption of their notes, and Crest Communications Partners II, L.P., an entity related to Mr. Kuster, received 351,305 shares upon redemption of its note.

  REGENT PACIFIC LITIGATION

     In February 2003, Loudeye's Chairman and Chief Executive Officer, John T. Baker, resigned and Loudeye engaged Regent Pacific Management Corporation, or Regent Pacific, to provide management services to Loudeye. Pursuant to such engagement, Mr. Phillip J. Gioia became Loudeye's Chief Executive Officer; Mr. Gioia was an employee of Regent Pacific. In March 2003, Regent Pacific resigned from the engagement and Jeffrey M. Cavins was appointed President and Chief Executive Officer. Loudeye paid fees and costs of $878,000 to Regent Pacific with respect to the interim management services provided to Loudeye during such time. In addition, Regent Pacific was to receive stock options to purchase up to 4,000,000 shares of Common Stock based on Regent Pacific's length of service. These options were to be granted at various times throughout their engagement at exercise prices based on the closing market price on each grant date. Loudeye did not issue such options, and on July 25, 2003, Regent Pacific filed suit against Loudeye in the United States District Court for the Northern District of California for breach of the agreement. In this complaint, Regent Pacific is seeking unspecified damages and specific performance of the alleged obligation to grant the stock options due to it under the contract. Loudeye answered the complaint on September 18, 2003, denying all allegations and asserting counterclaims. In March 2004, the court granted Loudeye's request that venue for the dispute be transferred to United States District Court for the Western District of the State of Washington. Discovery in this case is ongoing. Loudeye intends to defend this action and pursue vigorously its counterclaims.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


     The following table shows how much Common Stock is beneficially owned by the directors, each of the executive officers named in the Summary Compensation Table below, all directors and executive officers as a group and owners of more than 5% of the outstanding Common Stock of Loudeye, as of March 29, 2005. Except as otherwise noted, the address of each person listed in the table is c/o Loudeye Corp., 1130 Rainier Avenue South, Seattle, WA 98144.


     Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, shares for which the named person has sole or shared power over voting or investment decisions are included. Percentage of beneficial ownership is based on 112,062,955 shares outstanding as of March 29, 2005. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after March 29, 2005. However, such shares are not deemed outstanding with respect to the calculation of ownership percentage for any other person.


                                                      AMOUNT AND NATURE OF    PERCENT OF
NAME AND ADDRESS                                      BENEFICIAL OWNERSHIP   COMMON STOCK
----------------                                      --------------------   ------------
Anthony J. Bay(1)...................................         946,950               *
Jason S. Berman(2)..................................           4,166               *
Michael A. Brochu(2)................................          87,500               *
Jeffrey M. Cavins(3)................................         429,354               *
Kurt R. Krauss(4)...................................         345,278               *
Johan C. Liedgren(2)................................         210,833               *
Lawrence J. Madden(2)...............................         187,500               *
Jason McCartney(2)..................................          41,690               *
Michael Dougherty(5)................................         249,834               *
Jerold J. Goade, Jr.(6).............................           7,937               *
Quester Venture Partners LLP(7).....................       6,344,156             5.7%
All directors and executive officers as a group (8
  persons)(8).......................................       2,673,751             1.8%


---------------

 *  Means less than one percent (1%).

(1) Consists of 111,950 shares held by Mr. Bay and 835,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of March 29, 2005. Excludes 50 shares held by Mr. Bay's son, for which Mr. Bay disclaims beneficial ownership.

(2) Consists of shares issuable upon the exercise of outstanding stock options exercisable within 60 days of March 29, 2005.

(3) Consists of 25,000 shares held by Mr. Cavins and 404,354 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of March 29, 2005. Mr. Cavins resigned as our president and chief executive officer and as a director on January 31, 2005.

(4) Consists of 237,778 shares held by Mr. Krauss and 107,500 shares issuable upon the exercise of outstanding stock options exercisable within 60 days of March 29, 2005.

(5) Consists of 14,000 shares held by Mr. Dougherty and 235,834 shares issuable upon the exercise of outstanding stock options within 60 days of March 29, 2005.

(6) Consists of 1,562 shares held by Mr. Goade and 6,375 shares issuable upon exercise of outstanding options exercisable within 60 days of March 29, 2005.

(7) Consists of shares held by four affiliated entities, Quester Venture Partners LLP, Quester VCT2 plc, Quester VCT3 plc and Quester VCT4 plc, of which 1,433,247 are held in escrow pursuant to the terms of our acquisition of OD2. The address of such entities is 29 Queen Anne's Gate, London, SWIH 9BU, United Kingdom.

(8) Consists of shares held and shares issuable upon the exercise of outstanding stock options exercisable within 60 days of March 29, 2005, by our current directors (Messrs. Bay, Berman, Brochu, Krauss and Liedgren) and named executive officers (Messrs. Brochu, Madden, McCartney and Dougherty).


SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Loudeye's executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish Loudeye with copies of all Section 16(a) forms they file.

     Based upon the written representations of Loudeye's directors and executive officers, and copies of the reports that they have filed with the Securities and Exchange Commission, Loudeye believes that during fiscal year 2004, all persons subject to the reporting requirements pursuant to Section 16(a) during the fiscal year ended December 31, 2004, filed the required reports on a timely basis with the SEC, except as follows: Anthony Bay filed three late Form 4s, one relating to an acquisition of shares of Common Stock and two relating to option grants. Jeffrey Cavins filed three late Form 4s, one relating to an acquisition of shares of Common Stock and two relating to option grants. Larry Madden filed two late Form 4s, both relating to option grants. Marc Morgenstern filed three late Form 4s, one relating to an option grant and two relating to dispositions of shares of Common Stock. Johan Liedgren, Michael Brochu and William Fasig each filed one late Form 4 relating to an option grant. James Kuster filed two late Form 4s, one relating to an option grant and the other relating to dispositions of shares of Common Stock. Kurt Krauss filed four late Form 4s, one relating to an option grant, two relating to dispositions of shares of Common Stock and one relating to an acquisition of shares of Common Stock. Jerry Goade, John Martin and Michael Dougherty each filed two late Form 4s relating to stock option grants.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

COMPENSATION ARRANGEMENTS WITH DIRECTORS

     Each non-employee director currently receives an annual retainer of $30,000 in connection with his service on the Board, paid in quarterly installments (but contingent on his attending a specific number of Board meetings). In addition, all non-employee directors receive a non-statutory option to purchase 100,000 shares of Common Stock upon initial appointment to the Board. At each annual meeting of Loudeye's stockholders, each non-employee director who will continue serving on the Board following the meeting, and who has been a director for at least six months prior to the meeting, receives an option to purchase an additional 25,000 shares of Common Stock. These options are exercisable for ten years. The shares underlying the initial grant vest monthly in substantially equal increments over twelve months, commencing on the grant date. Annual grants also vest monthly in substantially equal increments over twelve or twenty-four months, commencing on the grant date. The exercise price of options granted to directors must be at least 100% of the fair market value of the Common Stock on the date of grant. The options may be exercised only (a) while the individual is serving as a director on the Board, (b) within twelve months after termination by death or disability, or (c) within three months after the individual's term as director ends.

INFORMATION ON EXECUTIVE OFFICERS

     The names of Loudeye's executive officers, and certain biographical information furnished by them, are included below.

NAME                                        AGE                  POSITION WITH LOUDEYE
----                                        ---                  ---------------------
Michael A. Brochu.........................  51    President and Chief Executive Officer and Director
Lawrence J. Madden........................  40    President, Digital Media Solutions(1)
Ronald M. Stevens.........................  41    Chief Financial Officer and Chief Operating
                                                  Officer(2)

---------------

(1) On March 7, 2005, Mr. Madden was appointed President, Digital Media Solutions. Prior to this appointment, Mr. Madden served as Loudeye's Executive Vice President and Chief Financial Officer. Notwithstanding Mr. Madden's new appointment, he will remain Loudeye's principal financial officer and principal accounting officer until those roles are assumed by Mr. Stevens.

(2) Although Mr. Stevens was appointed Loudeye's Chief Financial Officer and Chief Operating Officer on March 7, 2005, he will not assume the responsibilities of principal financial officer and principal accounting officer of Loudeye until a later date to be determined by the Board (currently anticipated to be in the second quarter of 2005).

     Mr. Brochu has served as Loudeye's President and Chief Executive Officer since January 31, 2005. Mr. Brochu has served as a director since December 2003. From November 1997 to November 2004, Mr. Brochu served as the President and Chief Executive Officer of Primus Knowledge Solutions, Inc. ("Primus"), a publicly traded software company. From November 1998 to November 2004, Mr. Brochu also served as Chairman of the Board of Directors of Primus. Mr. Brochu was President and Chief Operating Officer of Sierra On-Line, Inc., an interactive software publisher, from June 1994 until October 1997. Mr. Brochu currently serves on the board of directors of Art Technology Group, Inc. (ATG), an e-commerce software provider, Emphysis Medical Management, a medical billing and physicians' service firm, Allrecipes.com, Inc., a leading online food site, and the Washington Software Alliance (WSA), the largest technology trade association in Washington State. Mr. Brochu also sits on the advisory board of Voyager Capital, a venture capital firm.

     Mr. Stevens has served as Chief Financial Officer and Chief Operating Officer since March 7, 2005. Although appointed as Loudeye's Chief Financial Officer, it is anticipated that Mr. Stevens will not assume the responsibilities of principal financial officer and principal accounting officer of Loudeye until a later date to be determined by the Board (currently anticipated to be in the second quarter of 2005). From October 2000 to December 2004, Mr. Stevens served as Chief Financial Officer of Primus Knowledge Solutions, Inc., a publicly traded software company. From August 1999 to October 2000, Mr. Stevens was Chief Financial Officer, and later President and Chief Operating Officer, of OnHealth Network Company, an online resource for health related information. From May 1994 to June 1999, Mr. Stevens served in various roles, including Senior Vice President at Sierra On-Line, Inc., an interactive software publisher.

     Mr. Madden has served as President, Digital Media Solutions since March 7, 2005, and he served as Executive Vice President and Chief Financial Officer from March 2004 until March 7, 2005. Notwithstanding Mr. Madden's appointment to the position of President, Digital Media Solutions on March 7, 2005, he will continue to act as Loudeye's principal financial officer and principal accounting officer until the Board appoints Mr. Stevens to those positions (which, as noted above, is likely to be in the second quarter of 2005). Prior to joining Loudeye, Mr. Madden served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for EMAK Worldwide, Inc., a provider of integrated marketing services for connecting multinational corporate brands with popular entertainment content, from November 2000 to January 2004. Prior to joining EMAK Worldwide, Mr. Madden served as Executive Vice President and Chief Financial Officer for Atomic Pop, an online music distribution and marketing venture, from November 1999 to November 2000. Prior to joining Atomic Pop, Mr. Madden served as Senior Vice President and Chief Financial Officer for the recorded music and music publishing investments of Wasserstein & Co., Inc., an investment bank, from November 1997 to November 1999. Prior to joining Wasserstein & Co., Inc.,

Mr. Madden worked for PolyGram from April 1994 to November 1997. Mr. Madden began his career in the audit practice of Ernst & Young LLP.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the compensation during the last three fiscal years of each person who served as Chief Executive Officer during the fiscal year ended December 31, 2004, and the four most highly compensated persons other than the Chief Executive Officer who were serving as executive officers of Loudeye as of December 31, 2004. These individuals are collectively referred to as "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                -------------------------------------------------
                                                   ANNUAL COMPENSATION                   AWARDS                   PAYOUTS
                                             --------------------------------   ------------------------   ----------------------
                                                                 OTHER ANNUAL   RESTRICTED   SECURITIES     LTIP      ALL OTHER
                                    FISCAL   SALARY     BONUS    COMPENSATION     STOCK      UNDERLYING    PAYOUTS   COMPENSATION
NAME & PRINCIPAL POSITION            YEAR    ($)(1)     ($)(2)       ($)         AWARD(S)    OPTIONS (#)     ($)         ($)
-------------------------           ------   -------    ------   ------------   ----------   -----------   -------   ------------
Jeffrey M. Cavins(3)..............   2004    250,000        --          --           --       1,250,000       --           --
  President and Chief Executive      2003    269,375(4) 62,500          --           --       1,500,000       --           --
  Officer and Director
Lawrence J. Madden(5).............   2004    186,946    96,687          --                    1,100,000       --           --
  President, Digital Media
    Solutions
Jason E. McCartney(6).............   2004    152,077    48,500          --           --         450,000       --           --
  Vice President, Development
Michael S. Dougherty..............   2004    150,000    84,500          --           --         275,000
  Vice President of Corporate        2003    146,875    64,500          --           --         250,000       --           --
  Development                        2002    139,515        --          --           --         110,000       --           --
Jerold J. Goade, Jr.(7)...........   2004    180,000    64,500     171,737           --         275,000       --           --
  Senior Vice President of Finance   2003    181,018    67,250          --           --         350,000       --           --
                                     2002    122,612        --          --           --         187,750       --           --

---------------

(1) Includes amounts deferred under Loudeye's 401(k) plan.

(2) Includes bonuses earned in the indicated year and paid in the subsequent year.

(3) Mr. Cavins resigned as Loudeye's Chief Executive Officer on January 31, 2005. Under the terms of a separation agreement between Mr. Cavins and Loudeye, Mr. Cavins will serve as a consultant through March 17, 2005. As part of this agreement, Mr. Cavins will receive a separation payment equal to one year's salary, or $250,000, payable in installments through July 2005.

(4) Includes amounts earned as Senior Vice President of Sales for part of the year prior to becoming President and Chief Executive Officer in March 2003. Mr. Cavins resigned as Loudeye's President and Chief Executive Officer on January 31, 2005.

(5) Mr. Madden joined Loudeye in March 2004 as Executive Vice President and Chief Financial Officer, a position he held until being appointed President, Digital Media Solutions in March 2005.

(6) Mr. McCartney joined Loudeye in January 2004.

(7) Includes amounts earned by Mr. Goade as Controller and Vice President of Finance from January 1, 2002 to August 2002, as acting Chief Financial Officer from August 2002 to November 2002, as Chief Financial Officer from November 2002 to March 2004, and as Senior Vice President of Finance from March 2004 to December 31, 2004. Mr. Goade resigned as Loudeye's Senior Vice President of Finance effective December 31, 2004. Other annual compensation consists of a separation payment to Mr. Goade in the amount of $147,500 and payment of accrued vacation time as of Mr. Goade's last date of employment.

EMPLOYMENT AND RELATED AGREEMENTS

     Michael A. Brochu. Loudeye and Mr. Brochu entered into an executive employment agreement dated January 31, 2005, pursuant to which Mr. Brochu is employed as Loudeye's President and Chief Executive Officer. The executive employment agreement provides for a base salary of $325,000 together with a signing bonus of $25,000. Mr. Brochu received an option grant to purchase 1,500,000 shares of Loudeye's common stock for an exercise price of $1.53 per share. This option vests over a four year period -- 25% as of January 31, 2006, and the remainder monthly thereafter over three years. In addition, subject to stockholder approval of Loudeye's 2005 Incentive Award Plan (which is the subject of Proposal No. 3), Loudeye has agreed to issue Mr. Brochu a restricted stock award of 750,000 shares of Loudeye common stock. This restricted stock award will vest over a four year period -- 25% as of January 31, 2006, and the remainder monthly thereafter over three years. In the event Loudeye's stockholders do not approve the 2005 Incentive Award Plan, Mr. Brochu will receive an option to purchase 1,500,000 shares of Loudeye common stock under our existing 2000 stock option plan. If Mr. Brochu is terminated in connection with a change of control of Loudeye or otherwise terminated without cause or if Mr. Brochu terminates his employment for good reason, his stock options will vest in full. The employment agreement provides for the opportunity to receive a bonus of up to 50% of base salary if Mr. Brochu meets target performance goals identified by the Compensation Committee of the Board and up to 100% of base salary if Mr. Brochu meets maximum performance goals identified by the Compensation Committee of the Board. The actual amount of performance bonuses will be determined by the Compensation Committee of the Board, provided that no bonuses will be paid in the event Loudeye does not have a positive balance of earnings before interest, tax, depreciation and amortization expenses ("EBITDA") and not more than 25% of any such positive balance will be paid as bonus compensation individually or collectively to Loudeye's executive leadership team (including Mr. Brochu). In the event that Mr. Brochu is terminated by Loudeye without cause, or he resigns for good reason, dies or becomes disabled, Mr. Brochu will be entitled to severance equal to four months base salary. This severance amount will increase to eight months of base salary on December 31, 2005, and to 12 months of base salary on December 31, 2006. In the event Mr. Brochu is terminated in connection with a change of control or terminates his employment for good reason following a change of control, Mr. Brochu will be entitled to severance equal to 12 months of base salary. Mr. Brochu has agreed not to compete with Loudeye or solicit customers or employees of Loudeye for one year following termination of employment. These non-compete and non-solicitation agreements may not be enforceable in some jurisdictions. Mr. Brochu will be entitled to participate in all benefit plans or arrangements applicable to senior executives of Loudeye.

     Ronald M. Stevens. On March 7, 2005, Loudeye entered into an Executive Employment Agreement with Ronald M. Stevens, pursuant to which Mr. Stevens will serve as Chief Financial Officer and Chief Operating Officer effective March 7, 2005. The employment agreement provides for a base salary of $235,000. Mr. Stevens received an option grant to purchase 400,000 shares of Loudeye's common stock on March 15, 2005. These options vest over a four year period, 25% as of March 7, 2006, and the remainder monthly thereafter over three years. In addition, subject to stockholder approval of Loudeye's 2005 Incentive Award Plan (which is the subject of Proposal No. 3), Loudeye has agreed to issue Mr. Stevens a restricted stock award of 100,000 shares of Loudeye's common stock. In the event Loudeye's stockholders do not approve the 2005 Incentive Award Plan, Mr. Stevens will receive an option grant to purchase 200,000 shares of Loudeye common stock under our existing 2000 stock option plan. This restricted stock award will vest over a four year period -- 25% as of March 7, 2006, and the remainder monthly thereafter over three years. If Mr. Stevens is terminated in connection with a change of control of Loudeye, all of his stock options and restricted stock awards will vest in full. The employment agreement provides for the opportunity to receive a bonus of up to 50% of base salary if Mr. Stevens meets target performance goals identified by the compensation committee of the board of directors and up to 100% of base salary if Mr. Stevens meets maximum performance goals identified by the compensation committee of the board of directors. The actual amount of performance bonuses will be determined by the compensation committee of the board, provided that no bonuses will be paid in the event Loudeye does not have a positive EBITDA balance and not more than 25% of Loudeye's positive EBITDA balance will be paid as bonus compensation individually or collectively to Loudeye's executive leadership team (including Mr. Stevens). In the event that Mr. Stevens is terminated by Loudeye without cause, or he resigns for good reason, dies or becomes disabled, Mr. Stevens will be entitled to severance equal to three months base salary. This severance amount will increase to six months of base salary on January 1, 2006, and to 12 months of base salary on January 1, 2007. In the event Mr. Stevens is terminated in connection with a change of control or terminates his employment for good reason following a change of control, Mr. Stevens will be entitled to severance equal to 12 months of base salary. Mr. Stevens has agreed not to compete with Loudeye or solicit customers or employees of Loudeye for one year following termination of employment. These non-compete and non-solicitation agreements may not be enforceable in some jurisdictions. Mr. Stevens will be entitled to participate in all benefit plans or arrangements applicable to senior executives of Loudeye.

     Lawrence J. Madden. On March 7, 2005, Loudeye entered into an Executive Employment Agreement with Lawrence J. Madden, pursuant to which Mr. Madden will serve as President, Digital Media Solutions effective March 7, 2005. The employment agreement provides for a base salary of $265,000. Conditioned on stockholder approval of Loudeye's 2005 Incentive Award Plan (which is the subject of Proposal No. 3), Loudeye has agreed to issue Mr. Madden a restricted stock award of 100,000 shares of Loudeye's common stock. This restricted stock award will vest over a four year period -- 25% as of March 7, 2006, and the remainder monthly thereafter over three years. In the event Loudeye's stockholders do not approve the 2005 Incentive Award Plan, Mr. Madden will receive an option grant to purchase 200,000 shares of Loudeye common stock under our existing 2000 stock option plan. If Mr. Madden is terminated without cause or he terminates his employment for good reason or if Mr. Madden is terminated in connection with a change of control of Loudeye, all of his stock options and restricted stock awards will vest in full. The employment agreement provides for the opportunity to receive a bonus of up to 50% of base salary if Mr. Madden meets target performance goals identified by the compensation committee of the board of directors and up to 100% of base salary if Mr. Madden meets maximum performance goals identified by the compensation committee of the board of directors. The actual amount of performance bonuses will be determined by the compensation committee of the board, provided that no bonuses will be paid in the event Loudeye does not have a positive EBITDA balance and not more than 25% of Loudeye's positive EBITDA balance will be paid as bonus compensation individually or collectively to Loudeye's executive leadership team (including Mr. Madden). In the event that Mr. Madden is terminated by Loudeye without cause, or he resigns for good reason, dies or becomes disabled, or is terminated in connection with a change of control or terminates his employment for good reason following a change of control, Mr. Madden will be entitled to severance equal to twelve months base salary. Mr. Madden has agreed not to compete with Loudeye or solicit customers or employees of Loudeye for one year following termination of employment. These non-compete and non-solicitation agreements may not be enforceable in some jurisdictions. Mr. Madden will be entitled to participate in all benefit plans or arrangements applicable to senior executives of Loudeye.

     Anthony J. Bay. Loudeye entered into a consulting agreement, dated as of April 1, 2003, with Mr. Bay, the Chairman of the Board of Loudeye. The consulting agreement provided for base compensation of $100,000 and the granting of options to purchase 500,000 shares of our common stock. The Consulting Agreement provided for the opportunity to receive a bonus of up to 100% of Mr. Bay's base compensation based on four separate performance criteria. Mr. Bay was also entitled to a one-time bonus equal to 30% of his total incentive compensation upon Loudeye achieving a market capitalization of $20.0 million. Mr. Bay has waived receipt of this bonus. The consulting agreement also provided that, in the event that Loudeye is sold, Mr. Bay would be entitled to a bonus equal to 1.5% of the difference in value between the sale price of Loudeye and the market value of Loudeye as of April 1, 2003. Mr. Bay would also be entitled to this bonus, to the extent it was not otherwise paid, if he was terminated without cause or resigned with good reason, within six months of such a sale of Loudeye.

     Effective October 1, 2003, Loudeye entered into an employment agreement with Mr. Bay, pursuant to which Mr. Bay was appointed Loudeye's Chairman of the Board and Chief Strategy Officer. The provisions of the consulting agreement were mostly superseded by the employment agreement; however, certain provisions of the Consulting Agreement, including those related to confidentiality survive. The employment agreement provides for a base salary of $150,000 and the grant of a restricted stock award of 15,000 shares of our common stock. The employment agreement provides for the opportunity to receive a bonus of up to 100% of Mr. Bay's base salary based on four separate performance criteria. The employment agreement also provides that in the event that Loudeye is sold, Mr. Bay is entitled to a bonus equal to 1.5% of the difference in value between the sale price of Loudeye and the market value of Loudeye as of April 1, 2003. Mr. Bay is also entitled to this bonus, to the extent it is not otherwise paid, if he is terminated without cause or resigns with good reason, within six months of such a sale of Loudeye. In the event that Mr. Bay is terminated by Loudeye without cause, or he resigns for good reason, Mr. Bay will be entitled to severance equal to six months base salary plus earned and unpaid bonuses. The options to purchase 500,000 shares of our common stock granted pursuant to the consulting agreement will continue to vest under the Employment Agreement as contemplated by the consulting agreement. In the event of a change in control, the vesting of Mr. Bay's option granted pursuant to the consulting agreement will accelerate. Mr. Bay has agreed not to compete with Loudeye for twelve months following termination of employment, or to solicit customers or employees of Loudeye for twenty-four months following termination of employment. These non-compete and non-solicitation agreements may not be enforceable in some jurisdictions. The employment agreement was amended on October 29, 2004 to change Mr. Bay's title from Chairman and Chief Strategy Officer to Chairman of the Board.

     Loudeye has entered into indemnification agreements with each of its directors, current executive officers and certain other officers. Generally, the purpose of the indemnification agreements is to provide the maximum indemnification permitted by law to Loudeye's directors and officers with respect to actions they take or omit to take in their capacities as officers and directors. The indemnification agreements provide that Loudeye will pay certain amounts incurred by an officer in connection with any civil or criminal action or proceeding, specifically including actions by Loudeye or in its name (derivative suits), where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorneys' fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a good manner he or she reasonably believed to be in or not opposed to Loudeye's best interests. The individual will only be indemnified in connection with any criminal proceeding if such individual had no reasonable belief that his or her conduct was unlawful.

STOCK OPTION GRANTS

     The following table shows all stock options granted during the fiscal year ended December 31, 2004 to the Named Executive Officers. These options were granted under Loudeye's 2000 Stock Option Plan. No stock appreciation rights were granted during the last fiscal year.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS(1)
                         ----------------------------------------------------------------    POTENTIAL REALIZABLE
                                        PERCENT OF                                             VALUE AT ASSUMED
                          NUMBER OF    TOTAL OPTIONS                                         ANNUAL RATES OF STOCK
                         SECURITIES     GRANTED TO     EXERCISE   GRANT DATE                PRICE APPRECIATION FOR
                         UNDERLYING    EMPLOYEES IN    OF BASE      MARKET                      OPTION TERM(2)
                           OPTIONS      FISCAL YEAR     PRICE       PRICE      EXPIRATION   -----------------------
NAME                     GRANTED (#)      (%)(3)       ($/SH.)     ($/SH.)        DATE       5% ($)       10% ($)
----                     -----------   -------------   --------   ----------   ----------   ---------   -----------
Jeffrey Cavins(4)......    500,000(5)      4.54%        $2.00       $2.00       3/16/2014    629,000     1,594,000
                           750,000(6)      6.80%        $1.56       $1.56       7/22/2014    735,930     1,864,980
Lawrence J. Madden.....    750,000(5)      6.80%        $2.00       $2.00       3/16/2014    943,500     2,391,000
                           350,000(5)      3.18%        $1.05       $1.05       11/5/2014    231,158       585,795
Jason E. McCartney.....    100,000(7)      0.91%        $2.07       $2.07        1/2/2014    130,203       329,958
                           150,000(6)      1.36%        $1.07       $1.07       8/16/2014    100,955       255,837
                           200,000(5)      1.81%        $0.94       $0.94      10/15/2014    118,252       299,672
Michael S. Dougherty...    110,000(5)      1.00%        $2.00       $2.00       3/16/2014    138,380       350,680
                           165,000(6)      1.50%        $1.56       $1.56       7/22/2014    161,905       410,296
Jerold J. Goade,
  Jr.(8)...............    110,000(5)      1.00%        $2.00       $2.00       3/16/2014    138,380       350,680
                           165,000(6)      1.50%        $1.56       $1.56       7/22/2014    161,905       410,296

---------------

(1) No stock appreciation rights (SARs) were granted to the Named Executive Officers in the last fiscal year. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. These are calculated based on the requirements promulgated by the SEC and do not reflect Loudeye's estimate of future stock price appreciation.

(3) Loudeye granted stock options representing 11,021,948 shares to employees in the last fiscal year.

(4) Mr. Cavins resigned as Loudeye's Chief Executive Officer on January 31, 2005. Under the terms of a separation agreement between Mr. Cavins and Loudeye, Mr. Cavins will serve as a consultant through March 17, 2005.

(5) Denotes stock option grants that vest at a rate of one fourth of the total number of options granted after twelve months, and ratably thereafter at a rate of 6.25% of the total every quarter until fully vested.

(6) Denotes stock option grants that vest at a rate of one fourth of the total number of options granted after twelve months, and ratably thereafter at a rate of approximately 2.1% of the total every month until fully vested.

(7) Denotes stock option grants that vest at a rate of one sixth of the total number of options granted after six months, and ratably thereafter at a rate of approximately 8.3% of the total every quarter until fully vested.

(8) Mr. Goade resigned as Loudeye's Senior Vice President of Finance effective December 31, 2004.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table shows stock options exercised during the fiscal year ended December 31, 2004 and unexercised options held at the end of the year by each of the Named Executive Officers. No stock appreciation rights were outstanding at fiscal year end.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT               IN-THE-MONEY OPTIONS
                                SHARES       VALUE        DECEMBER 31, 2004 (#)      AT DECEMBER 31, 2004 ($)(2)
                             ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
NAME                         EXERCISE (#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ------------   --------   -----------   -------------   -----------   -------------
Jeffrey M. Cavins..........         --            --    1,758,330      1,441,670     $3,107,828      $717,672
Lawrence J. Madden.........         --            --           --      1,100,000             --       387,500
Jason E. McCartney.........         --            --       25,030        424,970             --       369,000
Michael S. Dougherty.......         --            --      491,665        308,335        636,014       142,686
Jerold J. Goade, Jr. ......    571,416      $670,110        6,375             --             --            --

---------------

(1) The "value realized" reflects the appreciation on the date of exercise (based on the excess of the fair market value of our common stock on the date of exercise over the exercise price). However, because the named executive officers may keep the shares they acquired upon the exercise of the options (or sell them at a different price), these amounts do not necessarily reflect cash realized upon the sale of those shares.

(2) Based on the $2.05 closing price of Loudeye's common stock as of December 31, 2004.

DESCRIPTION OF EQUITY COMPENSATION PLANS

     The table below sets forth certain information as of December 31, 2004 regarding the shares of Common Stock available for grant or granted under stock option plans that (i) were approved by Loudeye's stockholders, and (ii) were not approved by Loudeye's stockholders.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                        NUMBER OF SECURITIES
                                              NUMBER OF                                REMAINING AVAILABLE FOR
                                           SECURITIES TO BE                             FUTURE ISSUANCE UNDER
                                             ISSUED UPON          WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                             EXERCISE OF         EXERCISE PRICE OF        PLANS (EXCLUDING
                                         OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,
                                         WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    WARRANTS AND RIGHTS)(1)
                                         --------------------   --------------------   -----------------------
Equity compensation plans approved by
  security holders.....................       13,784,149               $ 1.15                 1,820,555
Equity compensation plans not approved
  by security holders..................        2,202,291(2)            $0.001                        --
                                              ----------               ------                 ---------
Total..................................       15,986,440               $ 0.99                 1,820,555

---------------

(1) Excludes securities reflected in the first column of the table.

(2) Represents options to purchase common stock issued to former OD2 shareholders in connection with our acquisition of OD2 in June 2004.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     INTRODUCTORY NOTE: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Loudeye specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such laws.

  GENERAL COMPENSATION POLICY

     Loudeye's compensation policy is designed to attract and retain qualified key executives critical to Loudeye's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon Company performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary, which reflects individual performance and expertise, (ii) variable bonus awards payable in cash which are tied to Loudeye's overall performance and individual performance objective, subject to limitations on the amount of cash bonuses tied to Loudeye's positive EBITDA balance, and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and Loudeye's stockholders.

     The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

  BASE SALARY

     The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is reviewed each year to take into account the individual's performance and to maintain a competitive salary structure. Loudeye's performance does not play a significant role in the determination of base salary.

  CASH BASED INCENTIVE COMPENSATION

     Historically, Loudeye has awarded cash bonuses on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and Loudeye's success in achieving specific company-wide goals for revenue growth and profitability. Goals are established at the beginning of each year. Annual bonus payments under the incentive plan are generally computed as a percentage of the executive's base salary, with the actual percentages being a function of the extent to which goals were achieved as well as other significant accomplishments.

     Beginning with the appointment of Michael Brochu as Loudeye's President and Chief Executive Officer in January 2005, cash based performance compensation for Loudeye's executive leadership team (including Mr. Brochu) will be based on Loudeye's overall performance. Each year the compensation committee will set both a performance target and maximum performance goal for executives for the fiscal year. If, based on Loudeye's audited financial statements, the performance target is met, and if Loudeye's EBITDA is positive (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")), executives will be eligible for an annual bonus of up to fifty percent (50%) of their base salary. If, based on Loudeye's audited financials, the maximum performance goal is met, and if Loudeye's EBITDA is positive, executives will be eligible for an annual bonus of up to one hundred percent (100%) of their base salary.

     The compensation committee has established limitations on the foregoing cash based incentive compensation to provide that in any year no more than twenty five percent (25%) of that year's total positive EBITDA balance be paid as bonus compensation individually or collectively to Loudeye's executive leadership team (including the Chief Executive Officer and Loudeye's other senior executives). Any potential bonus amount that is not payable because it would exceed 25% of that year's total positive EBITDA balance will not be earned and will not be accrued by the Company.

  LONG TERM INCENTIVE COMPENSATION

     Loudeye has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under the plans have historically been in the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of Loudeye's stockholders. Option grants allow the recipient to acquire shares of common stock at a fixed price per share (typically the fair market value on the date of grant) over a specified period of time (up to 10 years). Since fair market value stock options can only produce value to an executive if the price of Loudeye's stock increases above the exercise price, option grants provide a direct link between executive compensation and Loudeye's stock price performance.

     If Loudeye's stockholders approve the 2005 Incentive Award Plan (which is the subject of Proposal No. 3), the Compensation Committee intends to issue restricted stock awards to certain executive and key employees in lieu of options. A restricted stock award is a grant of a right to receive shares that vests over time. Restricted stock awards are direct awards of shares of common stock and no exercise price is payable. As the stock award vests, the individual receives Loudeye Common Stock that they own outright. The Compensation Committee believes that stock awards may represent a better way to provide significant equity compensation to individuals that provides more predictable long-term reward than stock options.

     Stock options and restricted stock awards typically vest in periodic installments over a four-year period, contingent upon continued employment. Vesting may accelerate based on the terms of employment contracts or separate option or restricted stock award agreements.

     Factors considered in making stock option and restricted stock awards include the individual's position, his or her performance and responsibilities, competitive employment opportunities and internal comparability considerations. Loudeye believes that stock options and restricted stock awards directly motivate an executive to maximize long-term stockholder value. The awards also utilize vesting periods that encourage key executives to continue their employment with Loudeye.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Jeffrey M. Cavins served as the Company's Chief Executive Officer during the fiscal year ended December 31, 2004. His base salary was $250,000. Mr. Cavins did not receive any cash bonus compensation in 2004. Effective January 31, 2005, Mr. Cavins resigned for good reason as the President and Chief Executive Officer and as a member of the Company's board of directors. Loudeye agreed to pay Mr. Cavins a total of one year of base compensation as severance, less lawful withholdings, one-half of which was paid on February 8, 2005 and one-half of which will be paid over a six month period ending in July 31, 2005. As additional severance, the Company agreed to extend until December 31, 2005 the period during which Mr. Cavins may exercise any stock options that vested on or before March 17, 2005. In addition, in the event the Company is sold, the Company has agreed that, for a period of six months (or until July 31, 2005), Mr. Cavins will continue to be entitled to a bonus equal to 2.5% of the difference in value between the sale price of the Company and the Company's market value as of April 1, 2003, in accordance with the terms of his existing employment agreement. Mr. Cavins has agreed not to compete with the Company and not to solicit employees or customers of the Company until August 1, 2005.

     On January 31, 2005, Michael A. Brochu was appointed as Loudeye's Chief Executive Officer. Loudeye and Mr. Brochu entered into an executive employment agreement dated January 31, 2005, pursuant to which Mr. Brochu is employed as Loudeye's President and Chief Executive Officer. The executive employment agreement provides for a base salary of $325,000 together with a signing bonus of $25,000. Mr. Brochu received an option grant to purchase 1,500,000 shares of Loudeye's common stock for an exercise price of $1.53 per share. This option vests over a four year period -- 25% as of January 31, 2006, and the remainder monthly thereafter over three years. In addition, subject to stockholder approval of Loudeye's 2005 Incentive Award Plan (which is the subject of Proposal No. 3), Loudeye has agreed to issue Mr. Brochu a restricted stock award of 750,000 shares of Loudeye common stock. This restricted stock award will vest over a four year period -- 25% as of January 31, 2006, and the remainder monthly thereafter over three years. In the event Loudeye's stockholders do not approve the 2005 Incentive Award Plan, Mr. Brochu will receive an option to purchase 1,500,000 shares of Loudeye common stock under our existing 2000 stock option plan. If Mr. Brochu is terminated in connection with a change of control of Loudeye or otherwise terminated without cause or if Mr. Brochu terminates his employment for good reason, his stock options will vest in full. The employment agreement provides for the opportunity to receive a bonus of up to 50% of base salary if Mr. Brochu meets target performance goals identified by the Compensation Committee of the Board and up to 100% of base salary if Mr. Brochu meets maximum performance goals identified by the Compensation Committee of the Board. The actual amount of performance bonuses will be determined by the Compensation Committee of the Board, provided that no bonuses will be paid in the event Loudeye does not have a positive balance of earnings before interest, tax, depreciation and amortization expenses ("EBITDA") and not more than 25% of any such positive balance will be paid as bonus compensation individually or collectively to Loudeye's executive leadership team (including Mr. Brochu). In the event that Mr. Brochu is terminated by Loudeye without cause, or he resigns for good reason, dies or becomes disabled, Mr. Brochu will be entitled to severance equal to four months base salary. This severance amount will increase to eight months of base salary on December 31, 2005, and to 12 months of base salary on December 31, 2006. In the event Mr. Brochu is terminated in connection with a change of control or terminates his employment for good reason following a change of control, Mr. Brochu will be entitled to severance equal to 12 months of base salary. Mr. Brochu has agreed not to compete with Loudeye or solicit customers or employees of Loudeye for one year following termination of employment. These non-compete and non-solicitation agreements may not be enforceable in some jurisdictions. Mr. Brochu will be entitled to participate in all benefit plans or arrangements applicable to senior executives of Loudeye.

     The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were applied in establishing the amount of Mr. Cavins' and Mr. Brochu's compensation. Significant factors in establishing Chief Executive Officer compensation were compensation levels at similarly situated companies and assigned responsibilities. The compensation committee engaged an outside independent consulting firm to assist in reviewing the appropriate level of cash and equity compensation for Mr. Brochu. As part of this review, the independent consulting firm also reviewed compensation levels for other members of Loudeye's executive management team. The consulting firm reviewed a variety of benchmarks including compensation levels of chief executive officers in comparable businesses. The Compensation Committee received a written report from the independent consulting firm concerning Mr. Brochu's compensation arrangement which indicates that, in the opinion of the independent consulting firm, Mr. Brochu's compensation is fair and reasonable based upon competitive practices in the marketplace.

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Loudeye has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by Loudeye to each of its executive officers is expected to be below $1 million and the committee believes that options granted to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to Loudeye with respect to the compensation of its executive officers. It is Loudeye's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law. However, Loudeye may from time to time pay compensation to its executive officers that may not be deductible.

The Compensation Committee of the Board of Directors of Loudeye Corp.

                                          Johan C. Liedgren, Chairman
                                          Kurt R. Krauss

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board currently consists of Johan C. Liedgren (chairman) and Kurt R. Krauss. No member of the committee or executive officer of Loudeye has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                               PERFORMANCE GRAPH

     INTRODUCTORY NOTE: The stock price performance graph below is required by the SEC and will not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Loudeye specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such laws.

     Set forth below is a graph comparing the cumulative total return to stockholders on the Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S. companies) Index, Internet Holders Trust (Amex: HHH), and the RDG Internet Composite Index, in each case for the period beginning on March 15, 2000 (the date of Loudeye's initial public offering and based upon the price to the public in the initial public offering of $16.00 per share), and ending on December 31, 2004.

     The comparisons shown in the graph below are based upon historical data and Loudeye cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of Loudeye's Common Stock. Information used in the graph was obtained from a source believed to be reliable, but Loudeye is not responsible for any errors or omissions in such information.

                COMPARISON OF 57 MONTH CUMULATIVE TOTAL RETURN*
           AMONG LOUDEYE CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX,
          THE RDG INTERNET COMPOSITE INDEX AND INTERNET HOLDERS TRUST

                              (PERFORMANCE GRAPH)
* $100 invested on March 15, 2000 in stock or on February 29, 2000 in index -- including reinvestment of dividends. Fiscal year ending December 31.

     Loudeye's most recent performance graph included data on the cumulative total return of each of the Nasdaq Stock Market (U.S.) Index and Internet Holders Trust Index (Amex: HHH). For purposes of the above graph, Loudeye has added the RDG Internet Composite Index, and Loudeye intends to include this index in its performance graphs going forward. Loudeye believes that the RDG Internet Composite Index is useful as a comparative reference because a substantial number of the companies which comprise the index -- which includes Microsoft Corporation, Yahoo! Inc., Real Networks, Inc., and Amazon.com, Inc., among others -- are engaged in providing digital media technology services as part of their respective businesses.

     The Internet Holders Trust Index represents a basket of 20 Internet stocks. The Nasdaq Stock Market (U.S.) Index comprises all the U.S. companies which trade on the Nasdaq Stock Market, most of which are technology- and Internet-related. Because Loudeye's business has elements of both a high-technology and Internet company, Loudeye believes that these indices provide a useful analytical tool in evaluating Loudeye's performance.

          PROPOSAL 2 -- APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT ONE OF THE REVERSE STOCK SPLITS DESCRIBED BELOW

GENERAL

     In March 2005, Loudeye's Board of Directors unanimously adopted resolutions approving amendments to Loudeye's Certificate of Incorporation to effect a reverse stock split of Loudeye's authorized and issued and outstanding Common Stock at ratios of one-for-two, one-for-three, one-for-four, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine or one-for-ten. Any such reverse stock split would be implemented if and as determined by the Board, any time before the 2006 Annual Meeting of stockholders. Pursuant to a reverse stock split, each holder of two shares, three shares, four shares, five shares, six shares, seven shares, eight shares, nine shares or ten shares, as the case may be, of Loudeye's Common Stock, immediately prior to the effectiveness of the reverse stock split, would become the holder of one share of Loudeye's Common Stock, and the number of authorized shares of common stock would be reduced proportionately. Loudeye's Board of Directors also adopted resolutions recommending the amendment and directing it to be submitted to the stockholders for approval.


     If Loudeye's stockholders approve the reverse stock split, no further action by the stockholders will be required either to implement or abandon the reverse stock split. The reverse stock split would become effective when and if a Certificate of Amendment to Loudeye's Certificate of Incorporation in the form attached hereto as Annex A is filed with the Secretary of State of the State of Delaware. The Board may elect to file the Certificate of Amendment any time before the 2006 Meeting of stockholders. Loudeye would notify its stockholders of the effectiveness of the reverse split by issuing a press release. The Board reserves the right, even if Loudeye receives stockholder approval at the Annual Meeting, to elect not to file the Certificate of Amendment to the Certificate of Incorporation, if the Board determines in its sole discretion that implementing a reserve stock split is not in the best interests of Loudeye and its stockholders. If the stockholders approve the increase in the authorized number of shares of Common Stock which is the subject of Proposal No. 4, stockholder approval or rejection of the reverse stock split amendments sought by this Proposal No. 2 will not affect the timing of filing of a Certificate of Amendment to give effect to the increase in the authorized number of shares of Common Stock pursuant to Proposal No. 4 (which, if approved, will be filed prior to the filing of any Certificate of Amendment contemplated by this Proposal No.
2).


     The reverse stock split, if implemented, would not change number of authorized shares of Preferred Stock, and the par value of the Common Stock and Preferred Stock would not change as a result of the reverse stock split. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately prior to the reverse stock split as such stockholder did immediately after the split.

PURPOSE

     As of March 29, 2005, Loudeye had 112,062,955 shares of Common Stock outstanding and the last reported sale price on the Nasdaq SmallCap Market was $1.36 resulting in an aggregate market capitalization of approximately $152.4 million.

     Loudeye is seeking stockholder approval of a reverse stock split to decrease the number of outstanding shares of Common Stock and to increase the per share market price of Loudeye's Common Stock. Loudeye believes that a higher stock price may help generate greater investor interest in Loudeye and help Loudeye attract and retain employees. Loudeye believes that some institutional investors and investment funds are reluctant to invest in lower priced stocks. Accordingly, Loudeye concluded that reducing the number of outstanding shares of Loudeye's Common Stock might be desirable in order to attempt to support a higher stock price per share based on Loudeye's current market capitalization. In addition, Loudeye considered that Loudeye's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Certain investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

     Loudeye also believes that a reverse stock split will assist in Loudeye's efforts to maintain compliance with the continued listing requirements of the Nasdaq SmallCap Market. The continued listing requirements for the Nasdaq SmallCap Market include a minimum bid price of $1.00 per share. The Board believes that trading on the Nasdaq SmallCap Market provides a broader market for Loudeye's Common Stock and facilitates the use of Loudeye's Common Stock for strategic or financing transactions. For example, shares of Loudeye's Common Stock were a key component of the consideration paid in connection with Loudeye's acquisition of OD2 in August 2004. Under rules and policies of the Nasdaq Stock Market, stockholder approval is required for any issuance of 20% or more of Loudeye's outstanding shares in connection with acquisitions or discounted private placements.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

     There can be no assurance that the per share market price of Loudeye's Common Stock will increase following any reverse stock split. The following table illustrates the effects on the number of shares that would be (i) outstanding, (ii) authorized but reserved for issuance and (iii) authorized but unissued if any of the reverse stock splits are effected and possible market prices of Loudeye's Common Stock, assuming that the market price will change precisely in accordance with the multiple of the ratio of the particular amendment to be effected (the table has been prepared based on a market price of $1.36 per share -- the closing price on March 29, 2005).

                                                                                        APPROXIMATE
                                                                    APPROXIMATE          NUMBER OF
                                               APPROXIMATE           NUMBER OF       SHARES AUTHORIZED      PRODUCT OF
                               SHARES           NUMBER OF         SHARES RESERVED     BUT UNRESERVED      REVERSE SPLIT
                            OUTSTANDING     SHARES OUTSTANDING     FOR ISSUANCE        AND UNISSUED      RATIO AND MARKET
                               AS OF          AFTER REVERSE        AFTER REVERSE       AFTER REVERSE       PRICE AS OF
REVERSE STOCK SPLIT RATIO  MARCH 29, 2005      STOCK SPLIT          STOCK SPLIT         STOCK SPLIT       MARCH 29, 2005
-------------------------  --------------   ------------------   -----------------   -----------------   ----------------
None...................     112,062,955        112,062,955          22,394,590           15,542,455           $ 1.36
One-for-two............     112,062,955         56,031,478          11,197,295            7,771,227           $ 2.72
One-for-three..........     112,062,955         37,354,318           7,464,863            5,180,819           $ 4.08
One-for-four...........     112,062,955         28,015,739           5,598,648            3,885,613           $ 5.44
One-for-five...........     112,062,955         22,412,591           4,478,918            3,108,491           $ 6.80
One-for-six............     112,062,955         18,677,159           3,732,432            2,590,409           $ 8.16
One-for-seven..........     112,062,955         16,008,994           3,199,227            2,220,350           $ 9.52
One-for-eight..........     112,062,955         14,007,869           2,799,324            1,942,807           $10.88
One-for-nine...........     112,062,955         12,451,439           2,488,288            1,726,940           $12.24
One-for-ten............     112,062,955         11,206,296           2,239,459            1,554,245           $13.60

     The following table sets forth the same information as the above table but assumes that the proposed amendment to Loudeye's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000 shares (which is the subject of Proposal No. 4) has been approved and implemented.

                                                                                      APPROXIMATE
                                                                   APPROXIMATE         NUMBER OF
                                               APPROXIMATE          NUMBER OF      SHARES AUTHORIZED      PRODUCT OF
                               SHARES           NUMBER OF        SHARES RESERVED    BUT UNRESERVED      REVERSE SPLIT
                            OUTSTANDING     SHARES OUTSTANDING    FOR ISSUANCE       AND UNISSUED      RATIO AND MARKET
                               AS OF          AFTER REVERSE       AFTER REVERSE      AFTER REVERSE       PRICE AS OF
REVERSE STOCK SPLIT RATIO  MARCH 29, 2005      STOCK SPLIT         STOCK SPLIT        STOCK SPLIT       MARCH 29, 2005
-------------------------  --------------   ------------------   ---------------   -----------------   ----------------
None...................     112,062,955        112,062,955         22,394,590         115,542,455           $ 1.36
One-for-two............     112,062,955         56,031,478         11,197,295          57,771,227           $ 2.72
One-for-three..........     112,062,955         37,354,318          7,464,863          38,514,152           $ 4.08
One-for-four...........     112,062,955         28,015,739          5,598,648          28,885,613           $ 5.44
One-for-five...........     112,062,955         22,412,591          4,478,918          23,108,491           $ 6.80
One-for-six............     112,062,955         18,677,159          3,732,432          19,257,076           $ 8.16
One-for-seven..........     112,062,955         16,008,994          3,199,227          16,506,065           $ 9.52
One-for-eight..........     112,062,955         14,007,869          2,799,324          14,442,807           $10.88
One-for-nine...........     112,062,955         12,451,439          2,488,288          12,838,051           $12.24
One-for-ten............     112,062,955         11,206,296          2,239,459          11,554,245           $13.60

     The total market capitalization of Loudeye's Common Stock after any proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Loudeye's Common Stock following any reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

     Loudeye cannot predict whether any proposed reverse stock split would achieve the desired results. The price per share of Loudeye's Common Stock is also a function of its financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of Loudeye's Common Stock after any reverse stock split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, or that any increase can be sustained for a prolonged period of time. Even if a reverse stock split has the desired effect, there can be no assurance that Loudeye would be able to maintain compliance with all of the continued listing requirements of the Nasdaq SmallCap Market.

     Although Loudeye believes that a reverse stock split would not have a detrimental effect on the total value of its Common Stock, there can be no assurance that the total value of its Common Stock after a reverse stock split would be the same as before a split. In addition, a reverse split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

EFFECTS OF A REVERSE STOCK SPLIT


     With the exception of the number of authorized shares and issued and outstanding shares, the rights and preferences of the shares of Common Stock prior and subsequent to a reverse split would remain the same. A reverse stock split may result in some stockholders owning "odd-lots" of less than one hundred shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares. A reverse stock split would not change the per share par value of the Common Stock. Outstanding options and warrants to purchase common stock and any other convertible security would be adjusted so that the number of shares of Common Stock issuable upon their exercise would be divided by two, three, four, five, six, seven, eight, nine or ten, as the case may be (and corresponding adjustments would be made to the number of shares vested under each outstanding option), and the exercise price of each option and warrant would be multiplied by two, three, four, five, six, seven, eight, nine or ten, as the case may be. No fractional shares would be issued upon a reverse split. Instead, holders of Loudeye Common Stock that would otherwise receive a fractional share of Common Stock pursuant to a reverse stock split will receive cash in lieu of the fractional share as explained more fully below.

FRACTIONAL SHARES


     Loudeye would not issue any fractional share certificates in connection with a reverse stock split. Instead of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the reverse stock split, Loudeye will pay cash equal to such fractional share multiplied by the closing price of the Common Stock on the Nasdaq SmallCap Market (as adjusted to reflect the reverse stock split), on the trading date that is immediately prior to the date the certificate of amendment to the Certificate of Incorporation relating to this Proposal 2 is filed with the Delaware Secretary of State.


     As a result, holders of as many as nine shares of Common Stock would be eliminated in the event the outer range of Loudeye's reverse stock split ratio (i.e., one-for-ten) is adopted. The stockholders who will be eliminated will vary depending on the reverse split ratio. For example, if the reverse split ratio is set at the upper-end of the range (i.e., one-for-ten), more stockholders will be eliminated than if the reverse split ratio is set at the lower end (i.e., one-for-two). Based on information available to Loudeye as of March 29, 2005, Loudeye will have approximately 25,575 record holders if the maximum split ratio is selected, and approximately 850 record holders will be eliminated as a result of the selection of this ratio. However, these shares do not reflect shares held by brokers in street name.

AUTHORIZED SHARES

     As illustrated in the table above under the heading "Certain Risks Associated With the Reverse Stock Split," a reverse split will reduce the number of authorized shares as well as the number of issued and outstanding shares of Loudeye's Common Stock. Authorized but unissued shares will be available for issuance, and Loudeye may issue such shares in connection with the exercise of employee stock options, acquisitions, strategic transactions, financings or otherwise. For more information regarding the potential use of Loudeye's authorized but unissued shares, see the discussion under the heading "Purpose and Effect of the Amendment" under Proposal No. 4 below. If Loudeye issues additional shares, the ownership interest of holders of Loudeye's Common Stock may be diluted.

EXCHANGE OF CERTIFICATES

     Once the Certificate of Amendment to Loudeye's Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, the proposed reverse stock split would occur without any further action on the part of stockholders and would not be affected by the timing of the physical surrender of the old stock certificates. After a reverse stock split becomes effective, Loudeye would notify common stockholders and request them to surrender their stock certificates for new certificates representing the number of whole shares of common stock into which their shares have been converted as a result of the reverse stock split. Until the old certificates are surrendered, each current certificate representing shares of Common Stock would evidence ownership of Common Stock in the appropriately reduced whole number of shares. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

ACCOUNTING MATTERS

     The par value of the Common Stock would remain the same after a reverse stock split becomes effective. As a result, Loudeye stated capital would be reduced and capital in excess of par value (paid-in capital) increased accordingly. Stockholders' equity would remain unchanged. The per share net loss will be retroactively restated to reflect any reverse stock split.

POTENTIAL ANTI-TAKEOVER EFFECT

     Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Loudeye's Board of Directors or contemplating a tender offer or other transaction for the combination of Loudeye with another company), the reverse stock split proposal is not being proposed in response to any effort to accumulate Loudeye's Common Stock or obtain control of Loudeye, nor is it part of a plan by management to recommend similar amendments to the Board and stockholders. Other than for this Proposal No. 2 and Proposal No. 4, the Board does not currently contemplate recommending the adoption of any other amendments to Loudeye's Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Loudeye.

NO DISSENTERS' RIGHTS

     Under the Delaware General Corporation Law, Loudeye's stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and Loudeye will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following is only a summary of the material federal income tax consequences of a reverse stock split to a stockholder and is for general information purposes only. Stockholders should consult their own tax advisors for any federal, state, local and foreign tax effects of a reverse stock split in light of their individual circumstances.

     The change of the old amounts of Common Stock for the new amounts of Common Stock should not have material federal income tax consequences to stockholders. The change of the old amounts of Common Stock for the new amounts of Common Stock generally would not cause any gain or loss to be recognized by a stockholder. The aggregate basis of the shares of the new amounts of Common Stock would be the same as the aggregate basis of the old amounts of Common Stock held by the stockholder. A stockholder's holding period for shares of the new amounts of Common Stock would include the holding period for shares of the old amounts of Common Stock held by the stockholder if they are held as a capital asset at the effective time of the reverse stock split.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendments. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 A VOTE "FOR" THE PROPOSAL TO EFFECT ONE OF THE
                      REVERSE STOCK SPLITS DESCRIBED ABOVE

            PROPOSAL 3 -- APPROVAL OF THE 2005 INCENTIVE AWARD PLAN

GENERAL

     The Board has adopted, subject to stockholder approval, the Loudeye Corp. 2005 Incentive Award Plan (the "2005 Plan") for members of the Board, employees and consultants of Loudeye and its subsidiaries. The 2005 Plan will become effective when the 2005 Plan is approved by the affirmative vote of the holders of the majority of our Common Stock present, or represented, and entitled to vote thereon at the Annual Meeting of Stockholders.

     The Board believes that the 2005 Plan will promote the success and enhance the value of Loudeye by continuing to link the personal interest of participants to those of Loudeye's stockholders and by providing participants with an incentive for outstanding performance.

     The 2005 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2005 Plan is set forth below. The summary is qualified by reference to the full text of the 2005 Plan, which is attached as Annex B to this Proxy Statement.

ADMINISTRATION

     The 2005 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of Loudeye who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or employees who are "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). The Compensation Committee will include at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Exchange Act, and an "outside director" pursuant to Section 162(m) of the Code.

     The Compensation Committee will have the exclusive authority to administer the 2005 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

ELIGIBILITY

     Persons eligible to participate in the 2005 Plan include all members of the Board, currently comprised of four persons, approximately 190 employees, and approximately ten consultants of Loudeye and its subsidiaries, as determined by the Compensation Committee.

LIMITATION ON AWARDS AND SHARES AVAILABLE

     An aggregate of 10,000,000 shares of Common Stock, plus an annual increase on the first day of each fiscal year of Loudeye beginning in 2006 equal to the lesser of (i) 5,000,000 shares, (ii) two percent (2%) of the shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as the Board shall determine, is available for grant pursuant to the 2005 Plan. The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2005 Plan. The shares of Common Stock covered by the 2005 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2005 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation may be used for grants under the 2005 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Loudeye or any of its subsidiaries will not be counted against the shares available for issuance under the 2005 Plan.

     The maximum number of shares of Stock that may be subject to one or more awards to a participant pursuant to the 2005 Plan during any calendar-year period is 2,500,000. As of March 24, 2005, the last trading date preceding the March 25, 2005 record date, the price of the Common Stock was $1.50 per share. From January 1, 2005 through March 24, 2005, 1,841,350 shares of Common Stock have been acquired by Loudeye's directors and employees pursuant to exercises of outstanding stock options.

AWARDS

     The 2005 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards.

Except as described below under "New Plan Benefits," as of the date of this proxy, we have not made any additional determinations as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2005 Plan. See "Summary Compensation Table" and "Stock Option Grants," above, for information on prior awards to named executive officers.

     Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2005 Plan. The option exercise price of all stock options granted pursuant to the 2005 Plan will not be less than 100% of the fair market value of the Stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee's death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

     Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Loudeye in satisfaction of the option exercise price, provided that payment of such proceeds is then made to Loudeye upon settlement of such sale). However, no participant who is a member of the Board or an "executive officer" of Loudeye within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

     Restricted stock may be granted pursuant to the 2005 Plan. A restricted stock award is the grant of shares of Stock at a price determined by the Compensation Committee (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

     A stock appreciation right (a "SAR") is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

     The other types of awards that may be granted under the 2005 Plan include performance shares, performance stock units, dividend equivalents, deferred stock, restricted stock units, and other stock-based awards.

     The Compensation Committee may grant awards to employees who are or may be "covered employees," as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied.

CHANGES IN CAPITAL STRUCTURE

     If our stockholders approve Proposal No. 2 and if our Board of Directors subsequently implements a reverse stock split, the aggregate number of shares of Common Stock subject to the 2005 Plan will be reduced proportionately with the reduction of shares of Common Stock that results from the reverse stock split.

     In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the Common Stock or the share price of the Common Stock affects the Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2005 Plan, then the Compensation Committee may make proportionate adjustments to:

     - the aggregate number of, and types of, shares of Common Stock subject to the 2005 Plan;

     - the terms and conditions of any outstanding awards (including any applicable performance targets); and

     - the grant or exercise price for any outstanding awards.

     In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting Loudeye or of changes in applicable laws, the Compensation Committee, may, subject to the terms of the 2005 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2005 Plan or with respect to any award:

     - provide for either the termination, purchase or replacement of the awards;

     - provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

     - make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future;

     - provide for the acceleration of vesting or exercisability of the awards; and

     - provide that the awards cannot vest or be exercised after the event that triggers the action.

     If a Change in Control (as defined in the 2005 Plan) occurs, the vesting and exercisability of each award outstanding under the 2005 Plan shall automatically be accelerated to the extent of 25% of the shares then unvested and any repurchase right of Loudeye with respect to shares previously issued upon exercise of an award shall lapse as to 25% of the shares then subject to such repurchase right (with such vesting, exercisability and/or repurchase right thereafter continuing on the schedule set forth in the applicable award agreement) and each such outstanding award shall be assumed or replaced with equivalent award by the successor corporation. If the successor corporation does not agree to assume the award or replace it with an equivalent award, then the vesting and exercisability of each outstanding award shall instead accelerate in full, with such awards becoming vested and exercisable as to 100% of underlying shares and any repurchase right of Loudeye applicable to shares previously issued upon exercise of an award lapsing as to 100% of the underlying shares. Any acceleration shall occur effective immediately prior to consummation of the Change of Control upon such conditions as the administrator shall determine. To the extent that an award is not exercised prior to consummation of a Change of Control transaction in which the award is not being assumed or replaced with an equivalent award by the successor corporation, the award shall terminate upon such consummation.

AMENDMENT AND TERMINATION

     The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2005 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2005 Plan, to permit the Compensation Committee to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2005 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

     In no event may an award be granted pursuant to the 2005 Plan on or after the tenth anniversary of the date the stockholders approve the 2005 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     With respect to nonqualified stock options, Loudeye is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and Loudeye will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

     The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Loudeye will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

SECTION 162(m) LIMITATION

     In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified plans) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation." Under Section 162(m), stock options and SARs will satisfy the "performance-based compensation" exception if the awards of the options or SARs are made by a committee of the Board of Directors consisting solely of two or more "outside directors," the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as "performance-based compensation" if such awards are granted or payable only to the recipients based upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board and related to performance goals approved by Loudeye's stockholders.

     The 2005 Plan has been designed in order to permit the Compensation Committee to grant stock options and SARs that will qualify as "performance-based compensation" under Section 162(m). In addition, in order to permit Awards other than stock options and SARs to qualify as "performance-based compensation," the 2005 Plan allows the Compensation Committee to designate as "Section 162(m) Participants" some employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by
Section 162(m). The Compensation Committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set forth in the 2005 Plan. Loudeye's stockholders holders are also being asked in this proposal to approve the performance goals established in the 2005 Plan.

     As set forth in the 2005 Plan, the pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, pro forma financial performance, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, employee turnover, employee satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Compensation Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

NEW PLAN BENEFITS

     No awards will be granted pursuant to the 2005 Plan until it is approved by Loudeye's stockholders.

     The following table sets out the awards of restricted stock that we intend to grant to certain executive officers of the Company which the Compensation Committee has previously approved, subject to approval of the 2005 Plan by our stockholders.

                                                                          NUMBER OF SHARES
NAME AND POSITION                                        DOLLAR VALUE    OF RESTRICTED STOCK
-----------------                                        ------------    -------------------
Michael Brochu.........................................           (1)          750,000
  Chief Executive Officer
Ronald Stevens.........................................           (1)          100,000
  Chief Operating Officer and Chief Financial Officer
Lawrence Madden........................................           (1)          100,000
  President, Digital Media Solutions
Executive Group........................................           (1)          950,000
Non-executive Officer Employee Group...................           (1)           50,000

---------------

(1) The Dollar Value of the restricted stock award will equal the fair market value of our common stock on the date of grant multiplied by the number of shares of restricted stock being awarded.


     Any other awards are subject to the discretion of the Compensation Committee. Therefore, other than as set forth above, it is not possible to determine the benefits that will be received in the future by participants in the 2005 Plan or the benefits that would have been received by such participants if the 2005 Plan had been in effect in the year ended December 31, 2004.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required to approve the adoption of the 2005 Plan. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions will have the same effect as negative votes.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
                     APPROVE THE 2005 INCENTIVE AWARD PLAN

    PROPOSAL NO. 4 -- AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                            AUTHORIZED COMMON STOCK


     In March 2005, the Board approved an amendment to Loudeye's Certificate of Incorporation to increase the authorized number of shares of Loudeye's Common Stock, $0.001 par value per share, from 150,000,000 to 250,000,000. The amendment is attached to this proxy as Annex C. The additional shares of Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of Common Stock. Adoption of the amendment would not affect the rights of the holders of currently outstanding Common Stock, except to the extent additional shares are actually issued, which may have certain effects, including dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of Loudeye's Certificate of Incorporation with the Secretary of State of the State of Delaware. If the amendment is adopted, the Certificate of Amendment giving effect to the amendment will be filed as soon as practicable and in any event prior to the filing of any Certificate of Amendment to effect a reverse stock split that is the subject of Proposal No. 2. At March 29, 2005, 112,062,955 shares of Common Stock were outstanding, and 22,394,590 were reserved for options, warrants, employee equity plans and other purposes. Upon the approval of Proposal No. 3 and this Proposal No. 4, there would be approximately 105,537,085 authorized and unreserved shares available for issuance.


PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purposes of the amendment are to facilitate the reservation of shares under Loudeye's Stock compensation plans, including the reservation of an initial 10,000,000 shares under Loudeye's 2005 Incentive Award Plan, for which we are seeking stockholder approval pursuant to Proposal No. 3, and to provide Loudeye with the flexibility to issue shares of Common Stock for proper corporate purposes, which may be identified in the future, such as to raise equity capital, make acquisitions through the use of stock or reserve additional shares for issuance under equity incentive plans. Except as set forth above, the Board has not authorized or taken any action with respect to the issuance of, and has no present agreement or arrangement to issue any of, the additional shares that would be available if the amendment is approved by the stockholders.

     The increased reserve of shares available for issuance may be used to facilitate public or private financings. Loudeye currently operates at a loss. If required operating funds cannot be generated by operations, Loudeye may need to, among other things, issue and sell unregistered Common Stock, or securities convertible into Common Stock, in private transactions. Such transactions might not be available on terms favorable to Loudeye, or at all. Such issuances, particularly if in private financings, could be at prices less than the public trading price of the Common Stock at the time, and could contain rights and preferences senior to those of the Common Stock.

     The increased reserve of shares available for issuance also may be used in connection with potential acquisitions. The ability to use its stock as consideration provides Loudeye with negotiation benefits and increases its ability to execute its growth strategy which may include the acquisition of other businesses or technologies.

     In addition, the increased reserve of shares available for issuance may be used for Loudeye's equity incentive plans for grants to its employees, consultants and directors. Such equity incentive plans will be used to attract and retain employees or in connection with potential acquisitions as Loudeye grants options to the employees of the acquired companies.

     The flexibility of the Board to issue additional shares of Common Stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. The authorized but unissued shares of Common Stock (as well as the authorized but unissued shares of Preferred Stock) could be used by the Board to discourage, delay or make more difficult a change in the control of Loudeye. For example, such shares could be privately placed with purchasers who might align themselves with the Board in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at Loudeye), stockholders should be aware that approval of the amendment could facilitate future efforts by Loudeye to deter or prevent changes in control of Loudeye, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. Loudeye has previously adopted certain measures that may have the effect of delaying or preventing an unsolicited takeover attempt, including a classified Board of Directors and provisions of the Certificate authorizing the Board to issue up to 5,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board.

     The availability of additional shares of Common Stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or rules. For example, under rules and policies of the Nasdaq Stock Market, stockholder approval is required for any issuance of 20% or more of Loudeye's outstanding shares in connection with acquisitions or discounted private placements. Loudeye reserves the right to seek a further increase in the authorized number of shares from time to time as considered appropriate by the Board.

DESCRIPTION OF COMMON STOCK

     The Common Stock is a typical and customary form of common stock and is publicly traded on the Nasdaq SmallCap Market. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. The holders of Common Stock are not entitled to cumulate their votes in the election of directors. All shares of Common Stock rank equally as to voting and all other matters. Subject to the prior rights of holders of Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available for payment. Such dividends may be paid in cash, property or shares of Common Stock. The shares of Common Stock have no pre-emptive or conversion rights, no redemption or sinking fund provisions and are not liable for further call or assessment.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
      A VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

                 PROPOSAL NO. 5 -- RATIFICATION OF SELECTION OF
                   INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     The Audit Committee of our Board of Directors has appointed the firm of Moss Adams LLP as Loudeye's independent registered public accountants for the fiscal year ending December 31, 2005. Moss Adams LLP has served as Loudeye's independent registered public accountants since August 2004. The services provided to Loudeye by Moss Adams LLP during 2004 are described below under "Independent Registered Public Accountants Fees and Other Matters." If the stockholders do not ratify the selection of Moss Adams LLP, the Audit Committee may consider selection of other independent registered public accountants, but no assurances can be made that the Audit Committee will do so or that any other independent registered public accountants would be willing to serve.

     Representatives of Moss Adams LLP will be at the Annual Meeting and will be given an opportunity to make a statement, if so desired. The representatives will also be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                  A VOTE "FOR" THE SELECTION OF MOSS ADAMS LLP
             AS LOUDEYE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
                     FOR THE YEAR ENDING DECEMBER 31, 2005

                                 AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE

     INTRODUCTORY NOTE: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Loudeye specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such laws.


     The audit committee of the Board operates under a written charter which was most recently adopted by the Board in January 2004 and was included as an exhibit to Loudeye's Proxy Statement for its 2004 Annual Meeting. The audit committee charter is also available through Loudeye's website at http://www.loudeye.com/en/aboutus/corpgovernance.asp. From January 1 through September 7, 2004, the members of the audit committee were Kurt R. Krauss, James
R. Kuster and Johan C. Liedgren. From September 7 through December 31, 2004, the members of the audit committee were Kurt R. Krauss, Michael A Brochu and Johan
C. Liedgren. Mr. Brochu resigned from the audit committee when he was appointed our President and Chief Executive Officer on January 31, 2005. Jason S. Berman was appointed to the audit committee on April 12, 2005. Each of the members of the audit committee was independent as defined by the Nasdaq Marketplace Rules.


     The audit committee is responsible for the appointment, compensation, retention and oversight of the accounting firm to be engaged as Loudeye's independent registered public accounting firm, currently Moss Adams LLP. The independent registered public accounting firm is responsible for performing an independent audit of Loudeye's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States)(PCAOB) and issuing a report thereon. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our independent registered public accounting firm is also responsible for performing an audit of our internal control over financial reporting in accordance with the standards of the PCAOB. Management is responsible for Loudeye's internal control over financial reporting and for establishing disclosure controls and procedures. Management is also responsible for conducting an assessment of Loudeye's internal control over financial reporting as of December 31, 2004. The audit committee is responsible for monitoring and overseeing these processes. As disclosed in Loudeye's annual report on Form 10-K for the year ended December 31, 2004, management has assessed eight material weaknesses in Loudeye's internal control over financial reporting and concluded that Loudeye's internal control over financial reporting as of December 31, 2004, was ineffective. Management has identified remediation efforts with respect to each of these material weaknesses.

     On June 30, 2004, PricewaterhouseCoopers LLP gave Loudeye notice of its resignation as its independent registered public accounting firm. On August 31, 2004, upon recommendation from the audit committee, Loudeye engaged Moss Adams LLP as Loudeye's independent registered public accounting firm for the fiscal year ending December 31, 2004.

     The audit committee held eight regular meetings and three special meetings during the last fiscal year. Each meeting was designed to facilitate and encourage communication between the audit committee, management and the independent registered public accounting firm. Management represented to the audit committee that Loudeye's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the audited consolidated financial statements for fiscal year 2004 with management and the independent registered public accounting firm. The audit committee also met in executive session with Moss Adams LLP without management present.

     The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards Nos. 61, 89 and 90, as amended.

     The audit committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the audit committee has discussed with Moss Adams LLP, and with Loudeye, the issue of independence from Loudeye.

     Commencing in January 2003, in each case where approval was sought for the provision of non-audit services, the audit committee considered whether the independent registered public accounting firm's provision of such services to Loudeye was compatible with maintaining the accounting firm's independence, and determined that it was compatible.

     Based on its review of the audited consolidated financial statements and the various discussions noted above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004.


                                          THE AUDIT COMMITTEE OF THE BOARD OF
                                          DIRECTORS OF LOUDEYE CORP.*


                                          Kurt R. Krauss, Chairman
                                          Johan C. Liedgren
---------------


* Only those audit committee members who were involved in preparation of this report are named below.


INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES

     Moss Adams LLP has served as Loudeye's independent registered public accountants since August 2004 and has been selected by the Audit Committee to continue as Loudeye's independent registered public accountants for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP served as Loudeye's independent registered public accounting firm from June 2002 to August 2004.

     The following table presents fees billed by Moss Adams LLP ("Moss") and PricewaterhouseCoopers LLP ("PWC") for professional services rendered for the fiscal years ended December 31, 2004 and 2003. Certain amounts from 2003 have been reclassified to conform to the 2004 presentation.

                                                              2004             2003
                                                       -------------------   --------
                                                         MOSS       PWC        PWC
                                                       --------   --------   --------
Audit Fees...........................................  $358,497   $142,025   $245,800
Audit Related Fees...................................    46,261    138,487     12,000
Tax Services.........................................        --      5,500     30,380
                                                       --------   --------   --------
Total Fees...........................................  $404,758   $286,012   $288,180
                                                       ========   ========   ========

     The Audit Committee approved all services provided by Moss Adams LLP during 2004 and all services provided by PricewaterhouseCoopers LLP in 2003 and in 2004 through the August 31, 2004 effective date of PricewaterhouseCoopers LLP's resignation as Loudeye's independent registered public accounting firm.

     Audit Fees. Audit fees include fees and expenses for professional services rendered in connection with the audit of Loudeye's financial statements for those years, reviews of the financial statements included in each of Loudeye's Quarterly Reports on Form 10-Q during those years and fees for services related to comfort letters, registration statements, consents and assistance with and review of documents filed with the SEC.

     Audit Related Fees. Audit related fees in 2004 consisted of review performed in connection with various registration statements filed by Loudeye in connection with registration of shares issued to former shareholders of OD2, in connection with private placement transactions conducted in 2004, and in connection with a registration statement on Form S-8 relating to Loudeye's 2000 Stock Option Plan. Audit related fees in 2003 consisted of consulting services performed in the first quarter of 2003 with respect to Loudeye's restructuring activities.

     Tax Fees. Tax fees consist of services provided for tax compliance, tax advice and tax planning.

AUDIT COMMITTEE PRE-APPROVAL POLICIES.

     The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent registered public accountants. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the registered public accountants' independence. The Audit Committee has considered the respective roles of Moss Adams LLP and PricewaterhouseCoopers LLP in providing services to Loudeye for the fiscal year ended December 31, 2004 and has concluded that such services are compatible with their independence as Loudeye's registered public accountants. The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by Moss Adams LLP and PricewaterhouseCoopers LLP in fiscal 2004.

                  FUTURE STOCKHOLDER PROPOSALS; OTHER MATTERS

STOCKHOLDER PROPOSALS

     The Board knows of no other proposals that will be presented for consideration at the Annual Meeting. If any other proposals are properly brought before the Annual Meeting, the proxy holders intend to vote on such proposals in accordance with their best judgment.

     Rule 14a-8 under the Exchange Act requires that a stockholder proposal intended to be included in the Proxy Statement for the 2006 Annual Meeting be received at Loudeye's executive offices no later than February 28, 2006. The proposal may be omitted from the Annual Meeting Proxy Statement if the submitting stockholder does not meet the applicable requirements under Rule 14a-8.

     Loudeye's Bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at Loudeye's next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of Loudeye and the proposal must be a proper matter for stockholder action under Delaware law. To be timely, a stockholder's notice of the proposal must be delivered to, or mailed and received at, Loudeye's principal executive offices not earlier than March 24, 2006 and not later than April 23, 2006; provided, however, that in the event that (i) the date of the annual meeting is more than 30 days prior to or more than 60 days after the anniversary date of the 2005 Annual Meeting, and (ii) less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the meeting was mailed or such public disclosure was made.

     A stockholder's notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, and (c) the class and number of shares of Loudeye which are beneficially owned by such person; (ii) as to any other business that the stockholder proposes to bring before the meeting, (a) a brief description of such business, (b) the reasons for conducting such business at the annual meeting, and (c) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of the stockholder, as they appear on Loudeye's books, and of such beneficial owner, and (b) the class and number of shares of Loudeye which are owned of record by such stockholder and beneficially by such beneficial owner.

ANNUAL REPORT ON FORM 10-K

     Copies of Loudeye's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC are being mailed to Loudeye's stockholders of record with this Proxy Statement and are available to stockholders without charge upon written request addressed to: Corporate Secretary, Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington 98144.

     IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                                                         ANNEX A



                                    FORM OF


                               STATE OF DELAWARE


                          CERTIFICATE OF AMENDMENT OF


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                       OF


                                 LOUDEYE CORP.



The undersigned, Michael A. Brochu, certifies that:



        1. He is the President and Chief Executive Officer of Loudeye Corp., a Delaware corporation.



        2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on March 26, 1998.



        3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends ARTICLE IV(A) of this corporation's Certificate of Incorporation to read in its entirety as follows:



           "The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." Simultaneously with the effective date of the filing of this amendment to the Amended and Restated Certificate of Incorporation (the "Split Effective Date"), each [two, three, four, five, six, seven, eight, nine or ten shares (for purposes of determining the omitted amounts in the last sentence of this paragraph, the applicable number included in the Certificate of Amendment that is filed under the General Corporation Law of the State of Delaware is referred to as the "Reverse Split Number")] of Common Stock issued and outstanding or held as treasury shares immediately prior to the Split Effective Date (the "Old Common Stock") shall automatically without any action on part of the holder thereof, be reclassified and changed into one share of Common Stock which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the "New Common Stock") subject to the treatment of fractional share interests described below. Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Split Effective Date, be entitled to received upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof (and, where applicable, cash in lieu of fractional shares as provided below). No fractional shares of New Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock. The Corporation shall not recognize on its stock records books any purported transfer of any fractional share of Common Stock of the Corporation. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation's transfer agent for cancellation, an amount in cash equal to the product of (i) the closing trading price of the Corporation's Common Stock on the trading date immediately before the Split Effective Date (giving effect to the reverse stock split) and (ii) such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of the applicable fraction of one share of New Common Stock. The total number of shares which the Corporation is authorized
           to issue is           Million (          ) shares [To equal total
           number of shares of Common Stock in the following sentence plus 5,000,000], each with a par value of $0.001 per share.

           Million (          ) shares [To equal total number of authorized
           shares of Common Stock at time Certificate of Amendment is filed divided by the Reverse Split Number] shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock."



        4. The foregoing Certificate of Amendment has been duly approved by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.



     Executed at Seattle, Washington on           , 200 .


                                          --------------------------------------

                                          Michael A. Brochu


                                          President and Chief Executive Officer

                                                                         ANNEX B

                                 LOUDEYE CORP.
                           2005 INCENTIVE AWARD PLAN

                                   ARTICLE 1

                                    PURPOSE

     The purpose of the Loudeye Corp. 2005 Incentive Award Plan (the "Plan") is to promote the success and enhance the value of Loudeye Corp. (the "Company") by linking the personal interests of members of the Board, Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

                                   ARTICLE 2

                          DEFINITIONS AND CONSTRUCTION

     Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

     2.1 "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

     2.2 "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award, including through an electronic medium.

     2.3 "Board" means the Board of Directors of the Company.

     2.4 "Change in Control" means and includes each of the following:

        (a) A transaction or series of transactions (other than a merger or consolidation) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

        (b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

        (c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

           (i) Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

           (ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

        (d) The Company's stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" means the committee of the Board described in Article 12.

     2.7 "Consultant" means any consultant or adviser if:

        (a) The consultant or adviser renders bona fide services to the Company or any Subsidiary;

        (b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

        (c) The consultant or adviser is a natural person who has contracted directly with the Company or Subsidiary to render such services.

     2.8 "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

     2.9 "Deferred Stock" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

     2.10 "Dividend Equivalents" means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

     2.11 "Effective Date" shall have the meaning set forth in Section 13.1.

     2.12 "Eligible Individual" means any person who is a member of the Board, an Employee or a Consultant, as determined by the Committee.

     2.13 "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

     2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.15 "Fair Market Value" means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred; or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith.

     2.16 "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     2.17 "Independent Director" means a member of the Board who is not an Employee of the Company.

     2.18 "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

     2.19 "Option" means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

     2.20 "Other Stock-Based Award" means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

     2.21 "Participant" means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

     2.22 "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

     2.23 "Performance Bonus Award" has the meaning set forth in Section 8.8.

     2.24 "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, pro forma financial performance, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, employee turnover, employee satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

     2.25 "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

     2.26 "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

     2.27 "Performance Share" means a right granted to a Participant pursuant to
Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

     2.28 "Performance Stock Unit" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

     2.29 "Prior Plans" means the Loudeye Corp. 2000 Stock Option Plan and the Loudeye Corp. 2000 Director Stock Option Plan, as each such plan may be amended from time to time.

     2.30 "Plan" means this Loudeye Corp. 2005 Incentive Award Plan, as it may be amended from time to time.

     2.31 "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

     2.32 "Restricted Stock" means Stock awarded to a Participant pursuant to
Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

     2.33 "Restricted Stock Unit" means an Award granted pursuant to Section
8.6.

     2.34 "Securities Act" shall mean the Securities Act of 1933, as amended.

     2.35 "Stock" means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

     2.36 "Stock Appreciation Right" or "SAR" means a right granted pursuant to
Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

     2.37 "Stock Payment" means (a) a payment in the form of shares of Stock, or
(b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

     2.38 "Subsidiary" means any "subsidiary corporation" as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                                   ARTICLE 3

                           SHARES SUBJECT TO THE PLAN

     3.1 Number of Shares.

     (a) Subject to Article 11 and Section 3.1(b), the maximum aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan is 10,000,000, plus an annual increase on the first day of the Company's fiscal year beginning in 2006 equal to the lesser of (i) 5,000,000 shares, (ii) two percent (2%) of the shares outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as the Board shall determine. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in this Section 3.1(a), and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).

     (b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.

     3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any one fiscal year of the Company shall be 2,500,000.

                                   ARTICLE 4

                         ELIGIBILITY AND PARTICIPATION

     4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

     4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

     4.3 Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

                                   ARTICLE 5

                                 STOCK OPTIONS

     5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

        (a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

        (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

        (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or
     (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

        (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

     5.2 Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in Section 13.2 and this Section 5.2.

        (a) Eligibility. Incentive Stock Options may be granted only to Employees of the Company or any "subsidiary corporation" thereof (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder).

        (b) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

        (c) Expiration. Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

        (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

        (e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

        (f) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

        (g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

     5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

     5.4 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of options by a Participant may be permitted through the use of such an automated system.

     5.5 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

        (a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

        (b) Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

        (c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

                                   ARTICLE 6

                            RESTRICTED STOCK AWARDS

     6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

     6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted

Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

                                   ARTICLE 7

                           STOCK APPRECIATION RIGHTS

     7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option,
(b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

     7.2 Coupled Stock Appreciation Rights.

     (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

     (b) A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

     (c) A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

     7.3 Independent Stock Appreciation Rights.

     (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; provided, however, that the exercise price for any ISAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise.

     (b) An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

     7.4 Payment and Limitations on Exercise.

     (a) Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

     (b) To the extent payment for a Stock Appreciation Right is to be made in cash, the Award Agreement shall, to the extent necessary to comply with the requirements to Section 409A of the Code, specify the date of payment which may be different than the date of exercise of the Stock Appreciation Right. If the date of payment for a Stock Appreciation Right is later than the date of exercise, the Award Agreement may specify that the Participant be entitled to earnings on such amount until paid

     (c) To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

                                   ARTICLE 8

                             OTHER TYPES OF AWARDS

     8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

     8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

     8.3 Dividend Equivalents.

     (a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

     (b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

     8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

     8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

     8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

     8.7 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

     8.8 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a "Performance Bonus Award") payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9. The maximum amount of any Performance Bonus Award payable to a Covered Employee with respect to any fiscal year of the Company shall not exceed $1,000,000.

     8.9 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

     8.10 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable law.

     8.11 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

     8.12 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

     8.13 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

                                   ARTICLE 9

                            PERFORMANCE-BASED AWARDS

     9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in

Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

     9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

     9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

     9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

     9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

                                   ARTICLE 10

                        PROVISIONS APPLICABLE TO AWARDS

     10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

     10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

     10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     10.5 Stock Certificates; Book Entry Procedures.

     (a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

     (b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

                                   ARTICLE 11

                          CHANGES IN CAPITAL STRUCTURE

     11.1 Adjustments.

     (a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Committee may make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

     (b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions:

        (i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

        (ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

        (iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

        (iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

        (v) To provide that the Award cannot vest, be exercised or become payable after such event.

     11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall automatically be accelerated to the extent of 25% of the shares then unvested and any repurchase right of the Company with respect to shares previously issued upon exercise of an award shall lapse as to 25% of the shares then subject to such repurchase right (with such vesting, exercisability and/or repurchase right thereafter continuing on the schedule set forth in the applicable Award Agreement) and each such outstanding award shall be assumed or replaced with equivalent option or right by the successor corporation; provided that if the successor corporation does not agree to assume the award or replace it with an equivalent Award, then the vesting and exercisability of each outstanding Award shall instead accelerate in full, with such Options becoming vested and exercisable as to one hundred percent (100%) of underlying shares and any repurchase right of the Company applicable to shares previously issued upon exercise of an Award lapsing as to one hundred percent (100%) of the underlying shares. Any acceleration provided for under this Section 11.2 shall occur effective immediately prior to consummation of the Change of Control upon such conditions as the Administrator shall determine. To the extent that an Award is not exercised prior to consummation of a Change of Control transaction in which the Award is not being assumed or replaced with an equivalent option or stock purchase right by the successor corporation, such Award shall terminate upon such consummation. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

     11.3 Outstanding Awards -- Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

     11.4 Outstanding Awards -- Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

     11.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

                                   ARTICLE 12

                                 ADMINISTRATION

     12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term "Committee" as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is both an "outside director," within the meaning of
Section 162(m) of the Code, and a "non-employee director," as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board. Notwithstanding the foregoing, the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

     12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

        (a) Designate Participants to receive Awards;

        (b) Determine the type or types of Awards to be granted to each Participant;

        (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

        (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

        (e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

        (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

        (g) Decide all other matters that must be determined in connection with an Award;

        (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

        (i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

        (j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

     12.4 Decisions Binding. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

     12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

                                   ARTICLE 13

                         EFFECTIVE AND EXPIRATION DATE

     13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company's stockholders (the "Effective Date"). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's Bylaws. As of the Effective Date, each of the Prior Plans shall expire and no award may be granted pursuant to any Prior Plan. Any award granted pursuant to any Prior Plan that is outstanding as of the Effective Date shall remain in force according to the terms of such Prior Plan and the applicable agreement pursuant to which such award was granted.

     13.2 Expiration Date. The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after, the earlier of the tenth anniversary of (i) the Effective Date or (ii) the date this Plan is approved by the Board. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

                                   ARTICLE 14

                    AMENDMENT, MODIFICATION, AND TERMINATION

     14.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11),
(ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by
Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

     14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

                                   ARTICLE 15

                               GENERAL PROVISIONS

     15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

     15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

     15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months

(or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

     15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

     15.5 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

     15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

     15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

     15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the

Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

     15.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from
Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

                                    * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Loudeye Corp. on March 17, 2005.

                                    * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of
Loudeye Corp. on March   , 2005.

Executed on this      day of March, 2005.

                                          --------------------------------------
                                                   Corporate Secretary

                                                                         ANNEX C



                                    FORM OF


                               STATE OF DELAWARE



                          CERTIFICATE OF AMENDMENT OF


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                OF LOUDEYE CORP.



The undersigned, Michael A. Brochu, certifies that:



     1. He is the President and Chief Executive Officer of Loudeye Corp., a Delaware corporation.



     2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on March 26, 1998.



     3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends ARTICLE IV(A) of this corporation's Certificate of Incorporation to read in its entirety as follows:



     "The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Two Hundred Fifty Five Million (255,000,000) shares, each with a par value of $0.001 per share. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock."



     4. The foregoing Certificate of Amendment has been duly approved by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.



     Executed at Seattle, Washington on           , 200 .


                                          --------------------------------------

                                          Michael A. Brochu


                                          President and Chief Executive Officer

PROXY

                                  LOUDEYE CORP.
             THIS PROXY RELATES TO AN ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 2005

The undersigned hereby appoints MICHAEL A. BROCHU and RONALD M. STEVENS, or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of LOUDEYE CORP. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Loudeye at Edgewater Hotel, 2411 Alaskan Way, Pier 67, Seattle, Washington 98121 at 2:30 p.m. (Pacific Time) on Friday, May 20, 2005 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                       DETACH HERE FROM PROXY VOTING CARD.


YOU CAN NOW ACCESS YOUR LOUDEYE CORP. SHAREHOLDER ACCOUNT ONLINE VIA INVESTOR SERVICEDIRECT(R) (ISD) Mellon Investor Services LLC, Transfer Agent for LOUDEYE CORP., now makes it easy and convenient to get current information on your shareholder account.

-  View account status
-  View certificate history
-  Make address changes
-  Establish/change your PIN

      VISIT HTTP://WWW.MELLONINVESTOR.COM AND FOLLOW INSTRUCTIONS PROVIDED.

   FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN 9AM-7PM
                           MONDAY-FRIDAY EASTERN TIME

             INVESTOR SERVICEDIRECT(R) IS A REGISTERED TRADEMARK OF
                          MELLON INVESTOR SERVICES LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

                                    Mark Here for Address Change or Comments [ ]
                                                         PLEASE SEE REVERSE SIDE

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW

Proposal 1: To elect two Class II Directors to serve for a term expiring at the 2008 annual meeting of stockholders and until their successors are elected.

            [ ] FOR all nominees listed below (except as marked to the contrary below).

            [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.


Nominees:   01 Anthony J. Bay
            02 Kurt R. Krauss

To withhold authority to vote for any nominee(s) write the names of such nominee(s) below:

--------------------------------------------------------

                                                          FOR   AGAINST  ABSTAIN

Proposal 2: To approve an amendment to the Certificate    [ ]     [ ]      [ ]
            of Incorporation to effect a stock
            combination (reverse stock split) of the Common Stock in a ratio of one- for-two, one-for-three, one-for-four, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine or one-for-ten, if and as determined by the Board of Directors, at any time before the 2006 Annual Meeting of Stockholders.

                                                          FOR   AGAINST  ABSTAIN
Proposal 3: To approve the 2005 Incentive Award Plan.     [ ]     [ ]      [ ]

                                                          FOR   AGAINST  ABSTAIN

Proposal 4: To approve an amendment to Certificate of     [ ]     [ ]      [ ]
            Incorporation to increase the number of
            authorized shares of Common Stock from
            150,000,000 to 250,000,000 shares.
                                                          FOR   AGAINST  ABSTAIN
Proposal 5: To ratify the selection of Moss Adams LLP     [ ]     [ ]      [ ]
            as Loudeye's Independent Registered Public
            Accountants for the Year Ending
            December 31, 2005.

This proxy has been solicited by or for the benefit of the Board of Directors of Loudeye. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by Loudeye prior to commencement of the Annual Meeting.


SIGNATURE __________________  SIGNATURE _______________________  DATE __________

(PLEASE DATE AND SIGN EXACTLY AS NAME OR NAMES APPEAR ON YOUR STOCK CERTIFICATE(S). WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL THE CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AUTHORIZED PERSON. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.

--------------------------------------------------------------------------------
                       DETACH HERE FROM PROXY VOTING CARD

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

         INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EST
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

     LOUDEYE CORP. ENCOURAGES YOU TO VOTE VIA THE INTERNET OR BY TELEPHONE.

    EACH IS A COST EFFECTIVE METHOD OF VOTING AND SAVES YOUR COMPANY MONEY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                         HTTP://WWW.PROXYVOTING.COM/LOUD

                      Use the Internet to vote your proxy.
                       Have your proxy card in hand when
                            you access the web site.

                                       OR

                            TELEPHONE 1-866-540-5760

                      Use any touch-tone telephone to vote
            your proxy. Have your proxy card in hand when you call.

                                       OR

                                      MAIL

                               Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT ON THE INTERNET AT:
HTTP://WWW.LOUDEYE.COM/ABOUTUS/INVESTORRELATIONS/SECFILINGS.ASP